UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

Filed
 by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Krispy Kreme, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Krispy Kreme
DOUGHNUTS
Daily SINCE 1937
DOUGHNUTS
HOT
Krispy Kreme
ORIGINAL GLAZED
NOW

Krispy Kreme DOUGHNUTS®

2023

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS & PROXY STATEMENT

▼	LETTER TO OUR STOCKHOLDERS

Dear Krispy Kreme Stockholder,

Since 1937, we’ve been serving our iconic Original Glazed® doughnut to customers, and it has always been about sharing joyful moments. As an affordable indulgence today, we love that more than 80% of our doughnuts are bought to be shared with others. In 2022, 36% of our customers bought our doughnuts for a party or special event in their life, up from just 10% a few years ago. Our customers trust us to be a part of their special moments, and we don’t take that lightly. We are proud to carry on the best of what our founder Vernon Rudolph knew: consumers love hot, fresh doughnuts. We appreciate our history, yet know we are a doughnut company that is constantly evolving.

We had another strong year of organic revenue growth in 2022, led by the successful execution of our omnichannel strategy and the strong performance of our premium celebration events and holiday offerings. Our omnichannel strategy is unique in the industry and is fueled by our passion for innovation and our understanding that access to our brand is our biggest opportunity. Through the efficiency of only 400 doughnut-producing shops worldwide, we know how to think differently and creatively, delivering fresh doughnuts when and where consumers want them.

Thinking differently has meant that we not only think like an experiential doughnut company but also a logistics company. That change in our model and culture allowed us to open and service 12,000 points of access daily in 2022, with an aspirational goal of 75,000 points of access. While those points of access started as grocery and convenience stores, today, they include mass merchandisers, restaurants, and drug stores. The uniqueness of our current model allows us to maximize an idea that was once only available to the 400 producing doughnut shops, taking it to potential points of access in our system. Thinking like a logistics company with our Delivered Fresh Daily (DFD) network truly unlocks the power of our brand and reach.

In 2022, we had positive organic growth in each of the 31 countries where we operated, despite a turbulent macro environment. This growth and execution of our omnichannel strategy would not have been possible without our 20,000 global Krispy Kremers, our team members. Our unique culture is at the core of our success, and it is because we truly care about our Krispy Kremers that we are well on our way to achieving our goal of becoming the world’s most loved sweet treat brand. I often quote Peter Drucker’s wise words, “Culture eats strategy for breakfast.” I believe this wholeheartedly, which is why our leadership team spends an incredible amount of time in our shops across the globe. We get to know our Krispy Kremers. We create an environment of love (and sometimes tough love), and we encourage our Krispy Kremers to go after their dreams as we all work together to achieve our dreams for the brand.

The purpose of our company is to touch and enhance the lives of others through the joy that is Krispy Kreme. This is who we are and why we will always be committed to positively impacting the world by loving our people, our communities, and our planet. Last year, we raised $40 million globally for local communities through our FUNdraising program, a 25% increase from the prior year. We also give back in our communities through volunteering, philanthropy, and creating moments of shared joy. We are constantly looking to engage communities across the globe in fun, enjoyable ways that really connect people to Krispy Kreme in a powerful way.

When we think about our commitment to our planet, we are focusing on waste reduction, landfill diversion, and lowering our greenhouse gas (GHG) emissions. Last year, we continued a multi-year global GHG emissions assessment to establish our emissions baseline. We will soon be using this foundation to set goals for GHG emission reductions.

We also made progress on our responsible sourcing commitments around cage-free eggs and sustainable palm oil use across our global supply chain. We also took steps to increase landfill diversion and increase our use of food-to-feed initiatives across our business.

Key achievements & results

Moving to financial results for 2022, we had a great top line, as organic revenue grew over 12%. This growth was led by a 14% increase in fresh points of access globally to nearly 12,000 in total at year-end. Growth was strong across the world, especially to end the year, as we saw double-digit organic revenue growth in all three segments in the fourth quarter, with performance accelerating in the U.S. Krispy Kreme business, Market Development, and retail in the U.K.

We sold a record-breaking 1.63 billion fresh doughnuts in 2022! 1.63 billion. That’s a LOT of doughnuts! All delivered fresh daily to more than 30 countries around the world.

The fourth quarter was an awesome way to end a great year for our brand, as we had successful seasonal global campaigns that drove an increase in volume, especially at Halloween and Winter holidays, where we saw strong performance worldwide. These global campaigns show the path forward for significant events and holidays, as we’ll be able to leverage marketing costs, media coverage, and brand partners across many or all the countries Krispy Kreme and our franchise partners operate, driving increased efficiencies on both the top and bottom line. For the full year, we had more than 35 billion earned media impressions, highlighting the true power of our incredible passion brand.

Our ecommerce efforts strengthened our omnichannel capabilities in 2022. In the U.S., that included expanding the availability of specialty doughnuts and more targeted marketing efforts. Additionally, Insomnia Cookies benefited from the expanded radius of warm cookie delivery of up to 10 miles. These efforts led to a more than 20% increase in ecommerce revenue in the fourth quarter compared to a year ago. They also led to a 260-basis point increase in sales of ecommerce to 18.3% for the company as a whole during the quarter. Since the pandemic, the fourth quarter was our strongest in ecommerce, and we continue to see major growth opportunities in this channel.

For 2022, GAAP Net Loss improved by 41% to $9 million, and Adjusted EBITDA increased by 2% to $191 million, or an increase of 7% in constant currency. Our efforts to improve performance through our network optimization and closing unprofitable shops led to expenses of $19 million in 2022, over 90% non-cash. Excluding that impact, we would have reported positive Net Income.

Insomnia Cookies had another great year driven by both strong same shop sales and new shop sales. We are focused on accelerating Insomnia’s growth as we expand from our current 231 shops to a total market of more than 4,000 locations globally, with the goal to eventually ramp up to nearly 100 new cookie shops per year.

In our international segment, where our omnichannel model is more developed, we continued to grow fresh points of access and see great potential from where we are today. In 2022, we added 580 points of access internationally, with growth across all countries. This led to 18% organic revenue growth in 2022, and sales per hub increased 8% to nearly $10 million despite significant foreign exchange headwinds from the stronger U.S. dollar.

We saw strong progress in Mexico in 2022, where points of access increased by nearly 40% to more than 550. This led to a 24% increase in revenue and more than 100 basis points of Adjusted EBITDA margin expansion for Mexico for the year despite significant inflation.

We also signed a record number of international development agreements in 2022, with eight new agreements from both existing and new partners. Interest from high-quality franchise partners remains strong, and we remain confident in our ability to sign-up three to five new countries a year. We expect to open in five to seven new countries in 2023 – including France. This will bring our total to more than 35 countries by the end of this year.

Looking ahead

As we look ahead, our focus remains relentless on capital light expansion of our omnichannel model. We continue to gain confidence in our existing DFD channels and are now excited to grow our fresh business to new channels such as QSR, Club, and Drugstore. That’s why we have confidence in our ability to grow to more than 75,000 points of access globally, an increase from our prior target of 50,000.

In addition to expanding DFD, we will also continue our work to align our specialty doughnuts across all channels and expand our ecommerce capabilities in 2023. And we’ll continue to accelerate the growth of Insomnia Cookies. Krispy Kreme has great momentum right now, and we remain confident about the long-term 2026 expectations we highlighted at our Investor Day in December 2022. This includes growing Revenue to $2.15 billion and Adjusted EBITDA to $315 million.1

[1]	See Exhibit A for reconciliation of GAAP to non-GAAP presentations.

Conclusion

My excitement about the growth of this brand is stronger than ever. My belief is that brands with a purpose and clear direction will thrive even in challenging times. We’ve seen this in the resilience of the Krispy Kreme brand and culture. We have worked diligently over the past six years to transform our business model and operations to give more customers exactly what they want where they want it – an awesome, fresh Krispy Kreme doughnut. We have incredible momentum as we continue our journey to become the most loved sweet treat brand in the world.

Thank you for your continued support of Krispy Kreme.

Lots of Love,

Mike Tattersfield

President & Chief Executive Officer

Notice of 2023 Annual Meeting of Stockholders

To Our Stockholders,

Notice is hereby given that the virtual annual meeting of stockholders (the “Annual Meeting”) of Krispy Kreme, Inc., a Delaware corporation (“KKI”), will be held on June 22, 2023, at 10:00 a.m. ET. You can virtually attend the Annual Meeting online at www.proxydocs.com/DNUT or vote your shares electronically online at www.proxypush.com/DNUT or via telephone at 1-866-475-0865. Submit questions online during the meeting by visiting www.proxydocs.com/DNUT and entering the control number provided on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials.

Items of Business

1.  To elect 11 directors to hold office for a one-year term and until their respective successors shall have been duly elected and qualified;

2.  To approve an advisory resolution regarding KKI’s executive compensation;

3.  To ratify the appointment of Grant Thornton LLP as KKI’s independent registered public accounting firm for fiscal year 2023; and

4.  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Who May Vote: Stockholders of KKI common stock at the close of business on April 24, 2023. A list of stockholders will be accessible prior to the Annual Meeting upon request from the Corporate Secretary and during the Annual Meeting by visiting the meeting website referenced above.

Distribution Date: A Notice of Internet Availability of Proxy Materials or the Proxy Statement is first being sent to stockholders on or about April 28, 2023.

If your shares are held in the name of a bank, broker, or other nominee, follow the instructions you receive from your bank, broker, or other nominee on how to vote your shares.

Your vote is very important. To ensure your representation at the Annual Meeting, please complete and return the enclosed proxy card or submit your vote through the Internet or by telephone. Whether or not you plan to virtually attend the meeting, we urge you to vote.

Catherine Tang

Corporate Secretary

WHETHER OR NOT YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING, YOU MAY VOTE AND SUBMIT YOUR PROXY ELECTRONICALLY, BY TELEPHONE OR BY REQUESTING A PRINTED COPY OF THE PROXY MATERIALS AND COMPLETING AND RETURNING BY MAIL THE PROXY CARD YOU WILL RECEIVE IN RESPONSE TO YOUR REQUEST.

Meeting Information
Date: Time:	June 22, 2023 10:00 a.m., Eastern time
Location:	Virtual Meeting www.proxydocs.com/DNUT
How to Vote
Via the Internet visit www.proxypush.com/DNUT
By Telephone call 1-866-475-0865

By Mail

Stockholders who have received a paper copy of a proxy card or voting instruction form by mail may submit proxies by completing, signing, and dating their proxy card or voting instruction form and mailing it in the accompanying pre-addressed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 22, 2023:

The Company’s Proxy Statement for the Annual Meeting and the Annual Report on Form 10-K for the year ended January 1, 2023 are available at www.proxydocs.com/DNUT by entering the control number provided on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials.

1	Proxy Summary

1	2023 Annual Meeting Information

1	Meeting Agenda and Voting Recommendations

1	Krispy Kreme – A Beloved Sweet Treat Brand

2	Fiscal Year 2022 Company Highlights

2	2023 Director Nominees

3	Corporate Governance Highlights

3	Key Executive Compensation Practices

3	Key ESG Commitments and Progress

4	Proposal 1: Election of Directors

4	Proposal Summary

4	Director Nomination Process

4	Board Composition, Qualifications and Diversity

5	Board Diversity Matrix

5	Director Independence

5	Director Nominees

11	Corporate Governance Practices

11	Board Leadership Structure

11	Board Meetings

11	Committees

12	Remuneration and Nomination Committee Interlocks and Insider Participation

13	The Board’s Oversight Responsibilities

13	Board and Committee Evaluations

13	Code of Conduct

14	2022 ESG Highlights

18	Certain Relationships and Related Party Transactions

19	Delinquent Section 16(a) Reports

19	Where to Find More Information

19	Stockholder Outreach and Communications with the Board

20	Executive Officers

22	Proposal 2: Advisory Resolution to Approve Executive Compensation

23	Compensation Discussion and Analysis

23	Overview of Compensation Philosophy and Objectives

23	Principles and Governance

23	Elements of Compensation

28	Other Benefits and Perquisites

28	Retirement Plans

28	Employment and Change in Control Arrangements

29	Report of the Remuneration and Nomination Committee

30	Summary Compensation Table

31	Grants of Plan-Based Awards

32	Outstanding Equity Awards at Fiscal Year-End

33	Stock Options Exercised and Stock Vested

33	Pension Benefits

33	Nonqualified Deferred Compensation

33	Post-Termination Compensation

34	Equity Treatment Upon Termination Scenarios

35	Potential Payments Upon Termination or Change in Control

35	Director Compensation Table

36	Our Insider Trading and Clawback Policies

37	Securities Authorized for Issuance Under Equity Compensation Plans

38	CEO Pay Ratio

38	Pay vs. Performance

39	Pay vs. Performance Table

39	Compensation Actually Paid Table

40	Relationship Between Pay and Performance

41	Tabular List of Financial Performance Measures

42	Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

42	Independent Registered Public Accounting Firm’s Fees

43	Report of the Audit and Finance Committee

44	Ownership of our Equity Securities

44	Directors and Executive Officers

45	Beneficial Owners of More than 5% of Our Common Stock

46	Other Matters

A-1	Appendix A: Non-GAAP Financial Measures

2023 Proxy Statement  |  1

Proxy Summary

This summary highlights certain information regarding KKI’s evolution, performance, corporate governance, and compensation practices. Stockholders are encouraged to read the entire Proxy Statement and Annual Report on Form 10-K for the fiscal year ended January 1, 2023 carefully before voting.

2023 Annual Meeting Information

Meeting Information		How to Vote
Date: Time:	June 22, 2023 10:00 a.m., Eastern Time	Via the Internet visit www.proxypush.com/DNUT
Location: Virtual Meeting www.proxydocs.com/DNUT		By Telephone call 1-866-475-0865

By Mail

Stockholders who have received a paper copy of a proxy card or voting instruction form by mail may submit proxies by completing, signing, and dating their proxy card or voting instruction form and mailing it in the accompanying pre-addressed envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 22, 2023:

The Company’s Proxy Statement for the Annual Meeting and the Annual Report on Form 10-K for the year ended January 1, 2023 are available at www.proxydocs.com/DNUT by entering the control number provided on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials.

Meeting Agenda and Voting Recommendations

Proposal	Board’s Voting Recommendation	Page Reference

1. Election of Directors	FOR	4
2. Advisory Resolution to Approve KKI’s Executive Compensation	FOR	22
3. Ratification of Grant Thornton LLP’s Appointment as KKI’s Independent Auditor for 2023	FOR	42

Krispy Kreme—A Beloved Sweet Treat Brand

Krispy Kreme, Inc. (“KKI”) and its subsidiaries (collectively, the “Company” or “Krispy Kreme”) is one of the most beloved and well-known sweet treat brands in the world. Our iconic Original Glazed® doughnut is universally recognized for its hot-off-the-line, melt-in-your-mouth experience. Krispy Kreme operates in more than 30 countries through its unique network of fresh Doughnut Shops, partnerships with leading retailers, and a rapidly growing E-commerce and delivery business with over 12,000 fresh Points of Access. Our purpose of touching and enhancing lives through the joy that is Krispy Kreme guides how we operate every day and is reflected in the love we have for our people, our communities, and the planet.

2023 Proxy Statement  |  1

PROXY SUMMARY

Fiscal Year 2022 Company Highlights

Fiscal Year 2022 Company Highlights

•	KKI reported strong financial results for the year ended January 1, 2023 with net revenue growing 10.5% despite challenging global economic conditions. Organic revenue grew 12.1%.
•	We improved our performance by optimizing our network and closing unprofitable shops. This is already generating improved performance in our U.S. Hubs without Spokes.
•

We saw GAAP Net Loss of $8.8 million, an improvement of 40.9% compared to 2021. This also included one-time expenses of $19.0 million related to the network optimization efforts, more than 90% of which were non-cash. Adjusted EBITDA grew 1.5% to $190.7 million in 2022, or 7.1% in constant currency. See Appendix A for a reconciliation of GAAP to non-GAAP results.

•	We sold a record number of fresh doughnuts in 2022, reaching 1.6 billion, and expanded our omni-channel model to almost 12,000 Points of Access, a 14% increase in fresh Points of Access from 2021.

2023 Director Nominees

NAME	PRINCIPAL OCCUPATION	YEARS OF SERVICE	INDEPENDENT	AUDIT & FINANCE	REMUNERATION & NOMINATION	# OF PUBLIC CO. BOARDS (incl. KKI)

Michael Tattersfield	President and Chief Executive Officer of KKI	6				1

Olivier Goudet	Managing Partner and Chief Executive Officer of JAB Holding Company	6				3

Marissa Andrada	Former Chief Diversity, Inclusion and People Officer of Chipotle Mexican Grill	1	✓		Chair	1

David Bell	Senior Partner of JAB Holding Company	6				1

David Deno	Chief Executive Officer of Bloomin’ Brands, Inc.	6	✓	Chair		2

Paul Michaels	Former Chief Executive Officer of Mars, Incorporated	6	Lead	✓	✓	2

Gerhard Pleuhs	Former Executive Vice President & General Counsel, Mondelez International, Inc.	<1	✓	✓	✓	1

Debbie S. Roberts	Executive Vice President, Chief Operating Officer of Panera Bread	2				2

Lubomira Rochet	Partner of JAB Holding Company	1				3

Philip Telfer	Former Corporate Finance Staff Officer, Mars Asia Pacific	<1	✓	✓		1

Michelle Weese	Chief Corporate Affairs Officer of Bristol Myers Squibb	2	✓			1

2  |  Krispy Kreme, Inc.

PROXY SUMMARY

Corporate Governance Highlights

Corporate Governance Highlights

Board Diversity and Independence

•	The Board has a majority of independent and non-employee directors (6 of 11)
•	The Board’s Audit and Finance Committee (the “Audit Committee”) and Remuneration and Nomination Committee (the “Remuneration Committee”) are composed solely of independent directors
•	Strong Lead Independent Director with clearly defined and robust responsibilities
•	Committed to Board diversity on gender with four women directors
•	The Board’s non-employee directors and independent directors meet regularly in executive session
•	Three nominees are affiliated with our largest stockholder, JAB Holdings B.V. (“JAB”), which owns 44.6% of our common stock through its affiliate

Board Practices

•	Annual election of all directors
•	Annual Board and Committee evaluations
•	Regular executive sessions of independent directors
•	Director stock ownership guidelines require equity holdings of at least 5x annual cash retainer
•	Directors limited to serving on no more than four public company boards (including KKI)

Oversight of Risk, Strategy, Ethics and ESG

•	Full Board responsible for risk oversight, with specific areas delegated to relevant Board committees
•	Code of Conduct applies to all directors, officers, and employees
•	Full Board and Global Leadership Team (“GLT”) share oversight of the Company’s Environmental, Social and Governance (“ESG”) strategy and the related long-term goals and commitments
•	Full Board approves and oversees strategy, in partnership with management
•	GLT develops the strategic plan, reflects on guidance and expectations set by the board, and executes on strategy and tactics
•	Full Board receives at least two management reports annually on ESG progress

Key Executive Compensation Practices

•	Strong pay-for-performance philosophy designed to link pay delivery to Company’s financial and market performance
•	Significant levels of direct investment and stock ownership required for all executives
•	Lengthy vesting periods for all equity awards
•	Independent compensation consultant reporting to the Remuneration Committee
•	No tax gross ups for regularly recurring personal expenses
•	Incentives do not encourage excessive risk taking
•	Clawback policy applicable to all incentive compensation programs
•	Double-trigger vesting upon a change in control
•	Hedging is prohibited
•	Minimal perquisites

Key ESG Commitments and Progress

•	Focused on achieving gender parity across our global Company-operated markets
•	Established a Diversity & Inclusion Council (sponsored by members of the GLT) and four U.S. employee resource groups
•	Raised more than $40 million globally through our FUNdraising programs to support local causes and organizations in fiscal year 2022
•	Reached 45% of our goal to use 100% cage-free eggs by 2025
•	95% of palm oil used in Company shops supports sustainable palm oil production
•	Collected Scopes 1 and 2 of our greenhouse gas (“GHG”) emissions data for the last two fiscal years and collecting data for Scope 3 emissions

2023 Proxy Statement  |  3

PROPOSAL 1:

ELECTION OF DIRECTORS

Our Board recommends that you vote “FOR” the election of all director nominees

Proposal Summary

The Board has nominated the 11 candidates named in this proposal for election as directors at the Annual Meeting. Directors are elected annually and serve until their term expires at the 2024 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Each nominee has agreed to be named in this Proxy Statement and to serve if elected. For each director nominee to be approved, votes cast “FOR” each nominee must exceed votes cast “AGAINST” such nominee. A failure to vote, a broker non-vote or an abstention will not be counted as having been voted on the applicable nominee, and therefore will have no effect on the vote, assuming a quorum is present.

Our Board currently consists of 11 directors, including three directors who are designated by JAB pursuant to the terms of the Investors’ Rights Agreement (the “IRA”), dated as of July 6, 2021, by and among KKI and JAB.

All nominees are currently serving as KKI directors.

Director Nomination Process

The Board is responsible for nominating the Company’s director candidates, with assistance in identifying and recommending nominees from the Remuneration Committee. The Remuneration Committee uses a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Remuneration Committee through management, current Board members, stockholders, or other sources.

Members of the Remuneration Committee, the Lead Independent Director of the Board (the “Lead Director”) and other members of the Board interview potential director candidates as part of the selection process when evaluating new director candidates. The Remuneration Committee reviews the background of all potential nominees and determines whether they individually possess the personal and professional attributes necessary to be a director. Any feedback obtained through the Board’s annual self-evaluation process with respect to the ability of individual directors to contribute to the Board is also considered in connection with the nomination process. The Remuneration Committee will also consider director nominations by a stockholder made pursuant to the procedures set forth in our Amended and Restated By-Laws (the “By-Laws”) relating to stockholder nominations.

Following an extensive search and recruiting efforts led by the Remuneration Committee with the assistance of other members of the Board, the Remuneration Committee recommended two nominees to fill vacancies that occurred after the 2022 Annual Meeting of Stockholders. The Board elected Mr. Pleuhs and Mr. Telfer as directors in June 2022 and September 2022, respectively. Mr. Telfer became the sixth independent director, reconstituting a majority of independent directors on the Board.

Board Composition, Qualifications and Diversity

The Board is committed to the ongoing review of Board composition and regularly discusses the skills and characteristics required of KKI directors in the context of the current makeup of the Board, the operating requirements of the Company and the long-term interests of stockholders. The Remuneration Committee also reviews the collective experience of the Board and makes recommendations to the Board regarding the appropriate mix of skillsets, qualifications, and attributes of the Board as a whole.

The Board seeks candidates with diverse personal backgrounds and experiences and who are committed to active participation, fresh perspectives and providing constructive feedback to management. Our Board prioritizes candidates with proven executive leadership capabilities; consumer product industry expertise; strategic planning experience; financial and accounting skills; and corporate governance, regulatory and risk management experience. With respect to diversity, the Board may consider such factors as diversity in viewpoint, professional experience, education, international experience, skills and other individual qualifications and attributes that contribute to board diversity, including characteristics such as age, gender, race, and national origin. Specific attributes of our 2023 director nominees are summarized below.

4  |  Krispy Kreme, Inc.

PROPOSAL 1: ELECTION OF DIRECTORS

Director Independence

Board Diversity Matrix

For the 11 directors serving as of March 8, 2023, and nominated to serve until the 2024 annual meeting of stockholders:

Gender Self-Identification	Female	Male	Non-Binary	Did Not Disclose
Directors	4	7
Demographic Self-Identification
African American or Black	1
Alaskan Native or Native American
Asian	2
Hispanic or Latinx		1
Native Hawaiian or Pacific Islander	1
White	1	7
Two or More Races or Ethnicities	1	1
LGBTQ+
Prefer not to disclose demographic background

Director Independence

Our board of directors (the “Board”) has determined that Ms. Andrada, Mr. Deno, Mr. Michaels, Mr. Pleuhs, Mr. Telfer, and Ms. Weese are “independent directors” as defined under the listing requirements of Nasdaq. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions.” In addition to determining whether each director satisfies the director independence requirements set forth in the listing requirements of Nasdaq, in the case of members of the Audit Committee and Remuneration Committee, our Board has also affirmatively determined that such members also satisfy the separate independence requirements and standards imposed by the Securities and Exchange Commission (the “SEC”) and Nasdaq for Audit Committee members and by the SEC, Nasdaq and the IRS for Remuneration Committee members.

There are no family relationships among any of our directors or executive officers.

Director Nominees

MICHAEL TATTERSFIELD PRESIDENT AND CHIEF EXECUTIVE OFFICER, KKI

Age 57 Director Since 2016 Committee Membership: • N/A

Biographical Information

Michael Tattersfield has served as a member of our Board since September 2016. He currently serves as our President and Chief Executive Officer, a position he has held since January 2017. Prior to joining Krispy Kreme, Mr. Tattersfield served as the Chief Executive Officer and President of Caribou Coffee Company from August 2008 to July 2017. He served as the Chief Executive Officer of Einstein Bros. Bagels Franchise Corporation from February 2016 to July 2017, and Chief Executive Officer of Einstein and Noah Corporation, as well as Chief Executive Officer of Manhattan Bagel Company from January 2015 to July 2017.

Qualifications

Mr. Tattersfield holds an MBA from Harvard and a B.S. in Accounting from Indiana University. We believe Mr. Tattersfield’s extensive executive-level experience in the food and retail industries, as well as his tenure as our CEO, qualifies him to serve on our Board.

2023 Proxy Statement  |  5

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Biographies

OLIVIER GOUDET MANAGING PARTNER AND CHIEF EXECUTIVE OFFICER, JAB HOLDING COMPANY

Age 58 Director Since 2016 Committee Membership: • N/A

Biographical Information

Olivier Goudet has served as a member of our Board since September 2016 and as Chairman since May 2017. Mr. Goudet is currently Managing Partner and Chief Executive Officer of JAB Holding Company, a position he has held since 2012. He serves as Chairman of the Board of JDE Peet’s N.V. (AMS: JDEP) and Pret Holding 1 Limited. He is also a Director on the Boards of Keurig Dr. Pepper, Inc. (NASDAQ: KDP), Panera Brands, Inc., NVA Management LLC, Bally International AG, Coty Inc. (NYSE: COTY), and Sages S.A.S. He previously served as Chairman of the Board of Anheuser-Busch InBev SA/NV (NYSE: BUD). He is the former Executive Vice President and Chief Financial Officer of Mars, Incorporated (“Mars”) and has served as an independent advisor to the Mars Board of Directors. Mr. Goudet began his career at Mars, serving on the finance team of its French business, and held several senior executive positions at the VALEO Group, including Group Finance Director.

Qualifications

Mr. Goudet holds a degree in Engineering from l’Ecole Centrale de Paris and graduated from the ESSEC Business School in Paris with a major in Finance. We believe that Mr. Goudet’s extensive financial expertise and senior executive experience, as well as significant governance and oversight experience attained through his tenure as a director of several public companies, qualifies him to serve on our Board.

MARISSA ANDRADA CHIEF DIVERSITY, INCLUSION AND PEOPLE OFFICER, CHIPOTLE MEXICAN GRILL

Age 55 Director Since 2022 Committee Membership: • Remuneration

Biographical Information

Marissa Andrada has served as a member of our Board since February 2022. Ms. Andrada served as Chief Diversity, Inclusion and People Officer of Chipotle Mexican Grill (“Chipotle”) (NYSE: CMG) from July 2020 to August 2022. She served as Chipotle’s Chief People Officer from April 2018 to June 2020. Prior to joining Chipotle, Ms. Andrada served as Senior Vice President of Human Resources & Chief Human Resources Officer of Kate Spade & Company prior to its acquisition by Tapestry, Inc. (formerly Coach, Inc.) from July 2016 to October 2017. From November 2010 to March 2016, she held various Senior Vice President positions at Starbucks Coffee Company (NASDAQ: SBUX). She has also served in the head of human resources role with various other companies, including GameStop Corporation (NYSE: GME) and Red Bull North America, Inc.

Qualifications

Ms. Andrada holds an MBA from Pepperdine University and a B.S. Bachelor of Science in Business Administration from California State Polytechnic University at Pomona. We believe that Ms. Andrada’s significant experience in the quick service restaurant and retail industries qualifies her to serve on our Board.

6  |  Krispy Kreme, Inc.

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Biographies

DAVID BELL SENIOR PARTNER, JAB HOLDING COMPANY

Age 51 Director Since 2016 Committee Membership: • N/A

Biographical Information

David Bell has served as a member of our Board since September 2016. Mr. Bell is currently a Senior Partner at JAB Holding Company, where he joined as a Partner in 2012. Prior to that, Mr. Bell held various positions in corporate development and corporate strategy at Mars, Incorporated from 2008 to 2012. Mr. Bell also held various positions at Goldman Sachs, including serving as Vice President, from 2000 to 2008. Prior to that, Mr. Bell served as an associate at Perseus, L.L.C. from 1996 to 1998 and Senior Auditor at PricewaterhouseCoopers LLC from 1993 to 1996. Mr. Bell is also currently a member of the board of directors of Panera Bread Company, JAB Holding Company, and NVA Management LLC.

Qualifications

Mr. Bell holds an MBA from the Wharton School at the University of Pennsylvania and a B.S. in Commerce from the University of Virginia. We believe that Mr. Bell’s significant financial and industry experience qualifies him to serve on our Board.

DAVID DENO CHIEF EXECUTIVE OFFICER, BLOOMIN’ BRANDS, INC.

Age 65 Director Since 2016 Committee Membership: • Audit

Biographical Information

David Deno has served as a member of our Board since September 2016. Mr. Deno currently serves as Chief Executive Officer and a member of the Board of Directors of Bloomin’ Brands, Inc. (“Bloomin’ Brands”) (NASDAQ: BLMN). Prior to March 2019, Mr. Deno served as the Chief Financial and Administrative Officer of Bloomin’ Brands from 2012 to 2019. Mr. Deno’s career has included more than 15 years in senior level operations and financial positions at PepsiCo, Inc. (NASDAQ: PEP) and YUM! Brands, Inc. (NYSE: YUM) (formerly a subsidiary of PepsiCo).

Qualifications

Mr. Deno holds an MBA from the University of Michigan and a B.A. in Economics and Political Science from Macalester College. We believe that Mr. Deno’s experience working with global brands in the consumer products industry, extensive management experience and deep understanding of financial control matters qualifies him to serve on our Board.

2023 Proxy Statement  |  7

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Biographies

PAUL MICHAELS FORMER CHIEF EXECUTIVE OFFICER, MARS, INC.

Age 71 Director Since 2017 Committee Membership: • Audit • Remuneration

Biographical Information

Paul S. Michaels has served as a member of our Board since May 2017 and serves as Lead Independent Director and Vice Chairman. Mr. Michaels served as the Chief Executive Officer of Mars from 2004 to January 2015. Before joining Mars, Mr. Michaels spent 15 years at Johnson & Johnson (NYSE: JNJ) in multiple consumer divisions. Since his retirement he has actively participated as an independent director on the following boards: Coty Inc. (NYSE: COTY) from June 2015 to December 2020, Dyla LLC since January 2018, Compassion First Vet Hospitals from May 2019 to December 2020, and Keurig Dr. Pepper Inc. (NASDAQ: KDP) since July 2018.

Qualifications

Mr. Michaels holds a BA from the University of Notre Dame. We believe that Mr. Michaels’ expertise and creativity in launching, building, and supporting global brands in the consumer products industry and his extensive executive experience with complex multinational consumer product organizations qualifies him to serve on our Board.

GERHARD PLEUHS FORMER EXECUTIVE VICE PRESIDENT & GENERAL COUNSEL, MONDELEZ INTERNATIONAL, INC.

Age 66 Director Since 2022 Committee Membership: • Audit • Remuneration

Biographical Information

Gerhard W. Pleuhs has served as a member of our Board since June 2022. Mr. Pleuhs was the Executive Vice President Corporate and Legal Affairs and General Counsel for Mondelez International, Inc. (NASDAQ: MDLZ) (“MDLZ”). In this role, he oversaw MDLZ’s communications, sustainability, and public and government affairs teams as well as the legal, corporate secretarial, compliance and security functions until his retirement in 2021. During his tenure, he served as a director on several Boards, including the Supervisory Board Kraft Foods Deutschland Holding GmbH (President from 2008-2015), Dong Suh Foods Corporation in Seoul, Korea, JDE Peet’s N.V. (AMS: JDEP), and Keurig Dr. Pepper, Inc. (NASDAQ: KDP).

Qualifications

Mr. Pleuhs holds a law degree from the Christian-Albrechts-University of Kiel, Germany. We believe that Mr. Pleuhs’ expertise in corporate governance, compliance, and risk management, as well as his knowledge of the global food retail industry qualifies him to serve on our Board.

8  |  Krispy Kreme, Inc.

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Biographies

DEBBIE S. ROBERTS EXECUTIVE VICE PRESIDENT, CHIEF OPERATING OFFICER, PANERA BREAD

Age 58 Director Since 2021 Committee Membership: • N/A

Biographical Information

Debbie Roberts has served as a member of our Board since April 2021. Ms. Roberts currently serves as Executive Vice President and Chief Operating Officer of Panera Bread, a position she has held since September 2020. Before joining Panera, Ms. Roberts held various roles at McDonald’s Corporation (NYSE: MCD) since 1990. Most recently at McDonald’s Ms. Roberts served as the President Northeast Zone from December 2014 to December 2016, and the President East Zone from January 2016 to April 2018. She currently serves as a member of the Board of RLI Insurance Company (NYSE:RLI).

Qualifications

Ms. Roberts holds a B.S. in Accounting from University of Illinois Urbana-Champaign. We believe that Ms. Roberts’ extensive management experience in the food and beverage industry and financial expertise qualifies her to serve on our Board.

LUBOMIRA ROCHET PARTNER, JAB HOLDING COMPANY

Age 45 Director Since 2021 Committee Membership: • N/A

Biographical Information

Lubomira Rochet has served as a member of our Board since June 2021. Ms. Rochet is currently a partner at JAB Holding Company. Prior to joining JAB in June 2021, Ms. Rochet served as Chief Digital Officer of L’Oréal S.A. (OTCMKTS: LRLCY) since March 2014. Prior to joining L’Oréal, Ms. Rochet held various positions at Valtech Corporation, Microsoft Corporation (NASDAQ: MSFT) and Sogeti, a subsidiary of Capgemini (OTCMKTS: CGEMY). Ms. Rochet has served as an independent Director of Societe Generale (OTCMKTS: SCGLY) since May 2017. She also serves as a director of Keurig Dr. Pepper, Inc. (NASDAQ: KDP), Panera Brands, Inc., NVA Management LLC, Bally International AG, and Coty Inc. (NYSE: COTY).

Qualifications

Ms. Rochet graduated from École Normale Supérieure, holds a Master’s degree in economics from College of Europe and a Master’s degree in Political Science from Sciences Po Paris. We believe that Ms. Rochet’s deep expertise in digital marketing, ecommerce, direct-to-consumer selling, and the use of data, technology and innovative business models qualifies her to serve on our Board

2023 Proxy Statement  |  9

PROPOSAL ONE: ELECTION OF DIRECTORS

Director Biographies

PHILIP TELFER FORMER CORPORATE FINANCE STAFF OFFICER, MARS ASIA PACIFIC

Age 57 Director Since 2022 Committee Membership: • Audit

Biographical Information

Philip Telfer has served as a member of our Board since September 2022. Mr. Telfer held senior finance and leadership roles with Mars, Incorporated, including as the Vice President, Finance for Mars Australia/New Zealand, and then the Corporate Finance Staff Officer for Mars Asia Pacific from 2003 to 2011. Prior to joining Mars, Mr. Telfer held finance executive roles with Jardine Matheson Group (OTCMKTS: JMHLY) in Hong Kong, Thailand, and Singapore. Mr. Telfer is currently a private investor based in Australia.

Qualifications

Mr. Telfer holds a Bachelor of Commerce from the University of New South Wales, Australia. We believe that Mr. Telfer’s expertise in global financial management and the food retail industry qualifies him to serve on our Board.

MICHELLE WEESE EXECUTIVE VP OF CORPORATE AFFAIRS, BRISTOL MYERS SQUIBB

Age 52 Director Since 2020 Committee Membership: • N/A

Biographical Information

Michelle Weese has served as a member of our Board since December 2020. Ms. Weese currently serves as the Executive Vice President of Corporate Affairs for Bristol Myers Squibb (NYSE: BMY), a position she has held since June 2021. Prior to joining Bristol Myers Squibb, from January 2019 to March 2021, Ms. Weese served as the General Secretary North America and member of the North American executive team at France-based Danone (OTCMKTS: DANOY), a $30B food and beverage company and largest certified B-Corp in the world. Prior to Danone, Ms. Weese was the Chief Executive Officer of Stratigence, LLC, a management consulting agency, from 2009 to 2019. Prior to creating Stratigence, Ms. Weese was the Global Head of Corporate Communications for Mars, Incorporated across all brands and businesses. In her more than a decade at Mars, she also served as Senior Vice President of Corporate Affairs North America and held a seat on the North American management team across all brands and divisions.

Qualifications

Ms. Weese holds a B.A. in Journalism from Georgia State University. We believe that Ms. Weese’s significant management and finance experience gained through senior leadership positions at several major corporations qualifies her to serve on our Board.

10  |  Krispy Kreme, Inc.

CORPORATE GOVERNANCE PRACTICES

KKI is committed to strong corporate governance policies and practices. The governance practices highlighted below are reflected in our By-Laws and our committee charters, as applicable.

Board Leadership Structure

The Board is responsible for broad corporate policy and overall performance of the Company through oversight of management and stewardship of the Company. Among other duties, the Board selects and advises the Company’s officers, assigns to them responsibility for management of the Company’s business, and monitors their performance. The Board recognizes that the leadership structure and combination or separation of the CEO and Chairman roles are driven by the needs of the Company, and that, depending on the circumstances, a different leadership model might be appropriate. As a result, the Company does not currently have a policy requiring either the combination or separation of leadership roles, but the Board periodically evaluates this structure and determines whether to separate the roles based upon the circumstances, which maintains flexibility based on the Company’s needs. The Board has determined that the current leadership structure, consisting of separate Chairman and CEO roles with a Lead Director, is appropriate given our continued development as a public company.

Lead Independent Director

The Lead Director’s responsibilities include:

•	Presiding at any meetings of the Board at which the Chairman is not present;
•	Chairing executive sessions of the non-employee or independent directors;
•	Serving as a liaison between the independent directors and the Chairman and otherwise facilitating communications among members of the Board;
•	Providing input to the Chairman on meeting agendas, schedules and other information sent to the Board;
•	Being available for consultation with investors, regulators, or other significant stakeholders; and
•	Assisting the Remuneration Committee with evaluating Board and management performance.

Less formally, the Lead Director acts as a “sounding board” and advisor to the Chairman and CEO and seeks to facilitate healthy discussion and open dialogue among other directors both inside and outside of the boardroom.

Board Meetings

Our Board met seven times during 2022. Each current director attended at least 75% of the total number of meetings of the Board and committees on which such director served that were held during 2022 while the director was a member. Directors are also expected to attend the annual meetings of stockholders. All directors serving at the time attended the 2022 annual meeting of stockholders.

In addition to Board and committee meetings, our directors also discharge their duties through, among other things, less formal group communications, including discussions, briefings and educational sessions with the Chairman and CEO, members of senior management and others as appropriate regarding relevant matters.

Committees

The Board’s standing committees, their membership and the number of meetings held in 2022 are set forth below. Charters for each of our standing committees are available at our corporate governance webpage at https://investors.krispykreme.com/corporate-governance.

•	All members of the Audit Committee and Remuneration Committee satisfy the standards of independence applicable to members of such committee, including Nasdaq listing standards.
•

All members of the Audit Committee meet the financial literacy requirements under Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that Mr. Deno, the Chair of the Audit Committee is an “audit committee financial expert” within the meaning of the SEC rules and has financial sophistication in accordance with Nasdaq listing standards. No Audit Committee member received any payments in 2022 from us other than compensation for service as a director.

•	The Board has determined that all members of the Remuneration Committee are “non-employee” directors as defined under Rule 16b-3 under the Exchange Act.

2023 Proxy Statement  |  11

CORPORATE GOVERNANCE PRACTICES

Committees

Committees of the Board of Directors

We have established the following committees of our Board:

Audit and Finance Committee (“Audit Committee”)

The Audit Committee, among other things:

•

Oversees the integrity of the Company’s financial reporting process and systems of internal controls, including the integrity of the Company’s financial statements, in consultation with independent auditors and the Company’s legal, accounting, and internal audit departments.

•	Oversees compliance with KKI’s Code of Conduct and laws and regulations.
•	Oversees the independence, qualifications and performance of the Company’s independent auditors and internal audit department.
•	Investigates any matter relating to the Company’s accounting, auditing, internal control, or financial reporting practices brought to its attention.
•	See also “Report of the Audit and Finance Committee.”

The members of the Audit Committee are Messrs. Deno, Michaels, Pleuhs, and Telfer. Mr. Deno is the Chair of our Audit Committee. Our Board has affirmatively determined that each of Messrs. Deno, Michaels, Pleuhs, and Telfer meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 of the Exchange Act and the corporate governance standards of Nasdaq. Our Board has determined that each director appointed to the Audit Committee is financially literate, and our Board has determined that Mr. Deno satisfies the criteria adopted by the SEC to serve as an “audit committee financial expert.”

The Audit Committee held eight meetings in 2022.

Remuneration and Nomination Committee (“Remuneration Committee”)

The Remuneration Committee, among other things:

•	Assists the Board in discharging its responsibilities relating to executive compensation and oversight of the Company’s executive remuneration plans, policies, and programs.
•	Identifies and recommend to the Board individuals qualified to serve as directors of the Company.
•

Advises the Board with respect to the size, structure, composition, and functioning of the Board and its committees. Review the corporate governance principles and recommend changes to the Board as appropriate.

•	Oversees the evaluation of the Board and management performance.
•	Reviews potential conflicts of interest and independence of directors and management of the Company.
•	Consults with an independent compensation consultant to determine market competitiveness and appropriateness of executive compensation.
•	See also “Compensation Discussion and Analysis” for information regarding the processes and procedures followed by the Remuneration Committee in considering and determining executive compensation.

The members of the Remuneration Committee are Ms. Andrada and Messrs. Michaels and Pleuhs. Ms. Andrada is the Chair of our Remuneration Committee. Our Board has affirmatively determined that Ms. Andrada and Messrs. Michaels and Pleuhs each meet the definition of “independent director” for purposes of serving on the Remuneration Committee under the corporate governance standards of Nasdaq. All members of our Remuneration Committee are “non-employee” directors as defined in Rule 16b-3(b)(3) under the Exchange Act.

The Remuneration Committee held five meetings in 2022.

Remuneration and Nomination Committee Interlocks and Insider Participation

No member of our Remuneration Committee is or has been one of our officers or employees, and none has any relationships with us of the type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers serves or has served as a member of the Board, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Remuneration Committee.

12  |  Krispy Kreme, Inc.

CORPORATE GOVERNANCE PRACTICES

The Board’s Oversight Responsibilities

The Board’s Oversight Responsibilities

The Company’s corporate governance practices and policies ensure substantial independent oversight of management. For instance:

•

The Board has a majority of independent and non-employee directors. Six of the 11 director nominees are independent under Nasdaq’s listing rules, and 10 of the 11 director nominees are non-employee directors. All of the Company’s directors are elected annually.

•

The Board’s Audit Committee and Remuneration Committee are composed solely of independent directors. Each of the Audit Committee and the Remuneration Committee is composed solely of independent directors. The committees provide independent oversight of management.

•

The Board’s non-employee directors and independent directors meet regularly in executive session. The non-employee directors meet regularly in executive session without management present and, consistent with Nasdaq listing rules, the independent directors also meet regularly in executive session. These sessions are chaired by the Lead Director.

•	The Board reviews and approves the Annual Operating Plan. Management presents the Company’s strategy and analysis for the year ahead in alignment with long-term goals and objectives.

Board Oversight of Risk

The Board’s role in the Company’s risk oversight process includes reviewing and discussing with management key areas of material risk to the Company. Annually, the Board reviews and provides input on the Company’s enterprise risk management assessment. The Board primarily oversees matters related to strategic, operational, financial, and legal risks. The Audit Committee oversees matters of financial, legal, and compliance risk, including cybersecurity matters. The Remuneration Committee addresses risks related to compensation and other talent-related matters, as well as risks associated with Board independence and governance. Committees report to the full Board regarding their respective considerations and actions.

Board Oversight of ESG

KKI uses an integrated governance structure to oversee, develop, and execute the Company’s ESG strategy to act responsibly and be a force for positive impact. The full Board is responsible for oversight, input, and guidance on long-term goals and commitments. The Company’s executive leaders help guide and develop these corporate responsibility programs and provide regular updates, at least twice annually, to the Board on progress toward our goals. The Be Sweet Working Group, which includes executive leaders, has direct responsibility for driving the strategy, operational development, and execution of ESG initiatives. Focus areas for the Company in 2022 included, among other things, diversity and inclusion, equity and access, food waste, human rights, community engagement, responsible sourcing, sustainable packaging, and energy use and GHG emissions.

We are committed to transparency and information sharing in corporate responsibility and other ESG topics that impact our Company. We plan to release the Company’s first report on ESG initiatives in late fiscal year 2023. Our corporate responsibility and ESG efforts can be found at https://krispykreme.com/sustainability.

Board and Committee Evaluations

The Board, as well as each committee, will conduct an annual self-evaluation to assess its performance. All directors will participate in the formal evaluation process, responding to written questions designed to elicit information to be used in improving Board and committee effectiveness. Director feedback will be solicited from the formal self-evaluation process and shared verbatim on an anonymous basis with the entire Board and committee and, where appropriate, addressed with management. In response to feedback from the evaluation process, our Board and committees will work with management to take concrete steps to improve our policies, processes, and procedures to further Board and committee effectiveness.

Code of Conduct

We are dedicated to earning the trust of our customers and investors, and our actions are guided by the principles of honesty, trustworthiness, integrity, dependability, and respect. The Board has adopted a Code of Conduct that applies to all employees, officers, and directors. All employees and all Board members are required to acknowledge the Code of Conduct upon hire and will participate in annual training and certifications. Key members of global management participate in quarterly Code of Conduct certifications.

2023 Proxy Statement  |  13

CORPORATE GOVERNANCE PRACTICES

Code of Conduct

Our Code of Conduct is posted on our website at https://investors.krispykreme.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K or applicable stock exchange rules regarding any amendment to, or waiver from, a provision of the Code of Conduct for our senior financial officers, including the chief executive officer, either by posting such information on our website at https://investors.krispykreme.com/corporate-governance or by filing a Current Report on Form 8-K with the SEC.

We strive to Be Sweet in all that we do to fulfill our purpose of touching and enhancing lives through the joy that is Krispy Kreme. In early 2021, we completed our first materiality assessment to determine the ESG priorities that were most important to our investors, customers, employees and communities. By incorporating environmental, social and governance principles into how we do business and our day-to-day operations, we address those issues that matter most as we become the world’s most loved sweet treat brand.

OUR ESG STRATEGY IS BUILT ON THREE PILLARS:

(1) Loving Our Krispy Kremers, (2) Loving Our Communities, and (3) Loving Our Planet.

Our Board of Directors and its committees oversee our ESG strategy and ensure it is integrated into our business in ways that drive strong impact while advancing long-term goals. The full Board reviews these goals and commitments across our three ESG pillars. Executive leaders guide our ESG initiatives and provide regular progress updates (at least twice a year) to the Board. At the day-to-day operations level, we draw on the subject matter expertise of colleagues who sit on a global, cross-functional ESG working group to drive our ESG strategy forward. This group works together regularly and meets monthly.

14  |  Krispy Kreme, Inc.

CORPORATE GOVERNANCE PRACTICES

2022 ESG HIGHLIGHTS

EMPLOYEE RESOURCE GROUPS

Diversity, Equity, Inclusion and Belonging (DEI&B) is critical to our growth. It starts with our Board, its committees and senior leadership team, who deeply integrate DEI&B into the way we do business. We proudly support a host of Employee Resource Groups (ERGs). We encourage each Krispy Kremer to join and form deeper relationships with their colleagues based on mutual respect, dignity and understanding. In 2022, our four ERGs were:

Original Pride (LGBTQ+ Krispy Kremers and allies)

B.O.L.D (Black Originals Leading & Developing)

Raising Minis (Families)

WIN (Women’s Initiative Network)

2023 Proxy Statement  |  15

CORPORATE GOVERNANCE PRACTICES

2022 ESG HIGHLIGHTS

TOTAL REWARDS

Our Total Rewards provide full and part-time Krispy Kremers and their families with competitive pay, health, and wellness programs. We shape our pay and benefits packages to meet our employees where they are in their career and lives. In the U.S., we offer:

Medical, dental and vision benefits	Paid maternity and parental leave

Health savings accounts, health reimbursement accounts	401(k) retirement savings program with company matching contributions

Wellness programs including EAP and telemedicine

Life insurance and retirement benefits

We also launched employee equity ownership plans across the organization, including for our shop general managers, to align Krispy Kremers’ incentives with the Company’s long-term strategic goals.

ENVIRONMENTAL HEALTH & SAFETY / FOOD SAFETY

Ensuring a safe workplace for our employees is a top priority. In the U.S., we are committed to maintaining a safe workplace in accordance with the Occupational Safety and Health Administration. We are also committed to food safety in accordance with the local laws and regulations in the U.S. and internationally.

16  |  Krispy Kreme, Inc.

CORPORATE GOVERNANCE PRACTICES

2022 ESG HIGHLIGHTS

2023 Proxy Statement  |  17

CORPORATE GOVERNANCE PRACTICES

Certain Relationships and Related Party Transactions

Certain Relationships and Related Party Transactions

Policies and Procedures for Related Party Transactions

Our Board adopted a written statement of policy regarding transactions with related parties (the “Related Party Transaction Policy”). Our Related Party Transaction Policy requires that a “related party” (as defined in paragraph (a) of Item 404 of Regulation S-K) must disclose to our Chief Legal Officer any “related party transaction” (defined as any transaction that is anticipated to be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. Our Chief Legal Officer will then communicate that information to our Audit Committee, or chair thereof. No related party transaction will be executed without the approval or ratification of our Board or a duly authorized committee of our Board. It is our policy that directors interested in a related party transaction will recuse themselves from any vote on a related party transaction in which they have an interest.

In addition to the director and executive officer compensation arrangements discussed below in the section entitled “Compensation Discussion and Analysis,” this section describes transactions, or series of related transactions, to which we were a party in fiscal year 2022 or will be a party, in which:

•	the amount involved exceeded or will exceed $120,000; and
•

any of our directors, executive officers, or beneficial owners of more than 5% of any class of our common stock (each, a “5% Holder”), or any members of the immediate family of and any entity affiliated with any such person, had or will have a direct or indirect material interest.

Arrangements with JAB Related Persons

JAB beneficially owns 44.6% of our common stock. We have negotiated certain arm’s-length commercial arrangements with JAB and certain companies that JAB has controlling investments in which are set forth below:

License, Distribution and Supply Agreements

Keurig Dr Pepper Inc. (“KDP”), an affiliated company of JAB, licenses the Krispy Kreme trademark for the Company in the manufacturing of portion packs for the Keurig brewing system. KDP also sells beverage concentrates and packaged beverages to Krispy Kreme for resale through Krispy Kreme’s shops. Licensing revenues from KDP were $2.3 million, $1.9 million, and $1.9 million for the fiscal years ended January 1, 2023, January 2, 2022, and January 3, 2021, respectively.

JAB Notice Agreement

On March 14, 2022, KKI entered into a letter agreement (the “Notice Agreement”) with JAB Indulgence B.V., a private limited liability company organized under the laws of the Netherlands (“JAB Indulgence”), and JAB. The Notice Agreement, among other things, (i) requires JAB to provide notice at least 30 days prior to an acquisition of voting rights, directly or indirectly, that would exceed 45% of the Company’s total outstanding voting stock, (ii) restricts directors who are JAB employees or designees from involvement in the consideration of such acquisition by the Company’s Board, (iii) permits JAB to enter into future cash-settled total return swap agreements provided that JAB must comply with the 30-day notice requirement before acquiring shares from or entering into a voting arrangement with the counterparty and that JAB does not try to influence the voting decisions of the counterparty. The terms of the Notice Agreement were in effect for one year from the date of signing.

Investors’ Rights Agreement

In connection with our initial public offering (the “IPO”), the Company entered into the Investors’ Rights Agreement (the “IRA”) with JAB that, among other things, (i) provides JAB and such holders with customary “demand,” “shelf” and “piggyback” registration rights with respect to shares of our common stock beneficially owned by JAB and such holders following the IPO and (ii) governs certain information rights between JAB and the Company pursuant to which the Company shall provide JAB the following, which shall be treated as confidential information by JAB: (w) copies of the Company’s management’s monthly financial review reports, (x) the consolidated financial results of the Company for each fiscal year, (y) the unaudited consolidated financial results of the Company for each fiscal

18  |  Krispy Kreme, Inc.

CORPORATE GOVERNANCE PRACTICES

Certain Relationships and Related Party Transactions

quarter and (z) such other information related to the Company’s financial condition, business, prospects or corporate affairs as JAB may reasonably request from time to time. The IRA also provides that the Company will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act. The registration rights granted pursuant to the IRA may be assigned by JAB to any person or entity who subsequently obtains registrable securities from JAB or any of its affiliates.

Financial Advisory Agreement

In September 2019, we entered into a service agreement, replacing a previous agreement, with BDT & Company, LLC (“BDT”), a minority investor in KKI, to provide strategic, financial, and structural advice to our wholly owned subsidiary, Krispy Kreme Doughnut Corporation (“KKDC”) in connection with KKDC’s acquisition strategy. The Company recognized expenses of $1.1 million, $1.0 million, and $1.8 million related to the service agreements with BDT for the fiscal year ended January 1, 2023, January 2, 2022, and January 3, 2021, respectively.

In connection with valuation assistance provided by BDT in preparation for the IPO, the Company incurred costs of $6.3 million that are capitalized in Additional paid-in capital for the fiscal year ended January 2, 2022. No related costs were incurred for the fiscal years ended January 1, 2023, January 3, 2021, or December 29, 2019.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership with the SEC and Nasdaq and to furnish us with copies of the reports. Based on our review of such reports and written representations from our directors and officers, we believe that all such filings were timely except for a Form 4 relating to the acquisition of an equity grant on June 30, 2022 for Mr. Pleuhs.

Where to Find More Information

To learn more about our corporate governance practices and our other policies, you can access the governance documents listed below at https://investors.krispykreme.com/corporate-governance. We will also provide copies of any of these documents to stockholders upon written request to the Corporate Secretary.

•	Certificate of Incorporation
•	By-Laws
•	Board Committee Charters
•	KKI Code of Conduct
•	Related Party Transactions Policy
•	Whistleblower Policy

Stockholder Outreach and Communications with the Board

As part of our effort to better understand our stockholders’ perspectives, we regularly engage with our stockholders from time to time, seeking their input and views on various matters. We discuss a variety of topics with our stockholders, including the Company’s business strategy, financial performance, executive compensation and environmental, social and governance matters. The Board values our stockholders’ perspectives, and the feedback we receive continues to inform our policies and practices.

Any interested party may communicate with the Board, the Chairman, the Lead Director, or the independent directors on a Board-related issue by sending an email to ir@krispykreme.com or sending a written communication to: Corporate Secretary, Krispy Kreme, Inc., 2116 Hawkins Street, Charlotte, NC 28203. Relevant communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. Communications that are unrelated to the duties and responsibilities of the Board will not be forwarded.

2023 Proxy Statement  |  19

EXECUTIVE OFFICERS

Set forth below are the names, ages, and positions of our executive officers as of the date hereof. As used in this section only, references to “we,” “us,” “our” and “Krispy Kreme” mean, subsequent to May 28, 2021, Krispy Kreme, Inc. and, prior to May 28, 2021, Krispy Kreme Doughnuts Inc.

Name	Age	Position
Michael Tattersfield	57	Director, President and Chief Executive Officer
Josh Charlesworth	48	Global President and Chief Operating Officer
Jeremiah Ashukian	43	Executive Vice President and Chief Financial Officer
David Skena	52	Chief Brand Officer
Matthew Spanjers	47	Chief Growth Officer
Catherine Tang	55	Chief Legal Officer and Corporate Secretary
Terri L. Zandhuis	54	Chief People Officer
Joey Pruitt	43	Chief Accounting Officer

Michael Tattersfield, age 57, has served as our President and Chief Executive Officer since January 2017 and as one of Krispy Kreme’s directors since September 2016. Prior to joining Krispy Kreme, Mr. Tattersfield served as the Chief Executive Officer and President of Caribou Coffee Company from August 2008 to July 2017. He served as the Chief Executive Officer of Einstein Bros. Bagels Franchise Corporation from February 2016 to July 2017, and Chief Executive Officer of Einstein and Noah Corporation, as well as Chief Executive Officer of Manhattan Bagel Company from January 2015 to July 2017. Mr. Tattersfield holds an MBA from Harvard and a B.S. in Accounting from Indiana University. He currently serves as a member of the Board of Directors of El Tequileño Tequila Company and previously served as a director of Panera Bread Company, Chairman of the Einstein Noah Restaurant Group, Inc., Chairman of the Caribou Coffee Company, Vice Chairman of The Allina Healthcare Organization and Compensation Chair of the PF Chang’s group.

Josh Charlesworth, age 48, has served as our Global President since June 2022 and as our Chief Operating Officer since May 2019. He served as our Chief Financial Officer from April 2017 to January 2023 and as our Corporate Secretary from July 2018 to August 2020. Prior to joining Krispy Kreme, Mr. Charlesworth held various leadership positions at Mars, Incorporated. He most recently served as Global Chief Financial Officer of Mars Chocolate from January 2015 to April 2017. Mr. Charlesworth holds a B.Sc. in Economics from the London School of Economics and is a member of the Chartered Institute of Management Accountants.

Jeremiah Ashukian, age 43, has served as our Executive Vice President and Chief Financial Officer since January 2023. Prior to joining Krispy Kreme, he held various CFO roles across North America and Latin America at Mars Inc. Mr. Ashukian held several finance positions earlier in his career across all aspects of the finance function and has extensive experience in building diverse and effective teams, functional and business transformations, integrations, M&A, and portfolio management. Mr. Ashukian holds an undergraduate degree in Mathematics from Sir Wilfrid Laurier University as well as CMA and CPA designations from Ontario, Canada.

David Skena, age 52, has served as our Chief Brand Officer since March 2022. He served as our Chief Marketing Officer from November 2018 to March 2022. Prior to joining Krispy Kreme, Mr. Skena served as Chief Marketing Officer at Ruby Tuesday from July 2015 to May 2018. Prior to Ruby Tuesday, Mr. Skena was a marketer at PepsiCo where he most recently served as Vice President of Premium and Value Brands, including Stacy’s Pita Chips and Smartfood popcorn, among others. Prior to PepsiCo, he served in brand management at Kraft Foods, Inc. for multiple brands. Mr. Skena holds a B.A. in Economics from Bucknell University, a Graduate Diploma in Economics from the University of East Anglia, and an MBA from the Kellogg School of Management at Northwestern University.

Matthew Spanjers, age 47, has served as our Chief Growth Officer since August 2019. He served as our Chief Strategy and Development Officer from April 2017 to August 2019. Prior to joining Krispy Kreme, Mr. Spanjers served as Chief Development Officer with Caribou Coffee Company and Einstein Bros. Bagels Franchise Corporation from February 2016 to April 2017, as well as Chief Development Officer and Senior Vice President Commercial with Caribou Coffee

20  |  Krispy Kreme, Inc.

EXECUTIVE OFFICERS

Company from February 2015 to April 2017. Mr. Spanjers previously worked with McKinsey and Company, a global management consulting firm. Mr. Spanjers holds a B.A. in English Literature from Yale University and an MBA from the Stanford Graduate School of Business.

Catherine Tang, age 55, has served as our Chief Legal Officer since July 2020 and as our Corporate Secretary since August 2020. Prior to joining Krispy Kreme, Ms. Tang held various positions with Yum! Brands, Inc. She most recently served as Vice President and Associate General Counsel of Yum! Brands from January 2017 to July 2020, Chief New Business Development Officer for KFC Global from July 2015 to January 2017, and Chief Legal Officer of KFC Corporation, a subsidiary of Yum! Brands, from August 2009 to July 2015. Ms. Tang holds a J.D. from the Louis D. Brandeis School of Law at the University of Louisville and a B.A. in Economics and Government from the University of Texas at Austin.

Terri Zandhuis, age 54, has served as our Chief People Officer since August 2017. Prior to joining Krispy Kreme, Ms. Zandhuis served as Executive Vice President, Chief People Officer for AOL, a division of Verizon, from July 2015 to September 2016. She served as Vice President, Human Resources for eBay Enterprise, formerly a subsidiary of eBay, from April 2012 to June 2015. She currently serves as Vice Chair of Make-A-Wish Central & Western North Carolina. She also serves as a member of the Board of Trustees of Cannon School, an independent private school located in Concord, North Carolina. Ms. Zandhuis holds a B.A. in Organizational Management from the University of Michigan.

Joey Pruitt, age 43, has served as our Vice President and Chief Accounting Officer since November 2017. He served as our Assistant Secretary from May 2018 to November 2021 and as our Corporate Controller from November 2017 to June 2019. Prior to joining Krispy Kreme, Mr. Pruitt served as Vice President, Corporate Controller of Snyder’s Lance, Inc. from March 2017 to October 2017, Vice President, Financial Accounting and External Reporting from March 2016 to March 2017, and Director of External Financial Reporting from August 2011 to March 2016. Mr. Pruitt began his career with PricewaterhouseCoopers, LLP in 2002, holding various roles in the Assurance practice with the most recent role of Audit Senior Manager concluding in 2011. Mr. Pruitt maintains a CPA certification in the state of North Carolina and holds a Master of Science in Accountancy and B.S. in Business Administration from The University of North Carolina at Wilmington.

2023 Proxy Statement  |  21

PROPOSAL 2:

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

Our Board unanimously recommends that you vote “FOR” the approval of the Advisory Resolution to Approve KKI’s Executive Compensation

As required by Section 14A of the Exchange Act, the Company is asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. As described in the Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation programs are designed to attract and retain talent through the alignment of pay and financial interests of our executives with stockholder value creation. We will continue to design and implement our compensation programs and policies in line with this philosophy to promote superior performance results and generate greater value for our stockholders.

Beginning in 2011, a “say on pay” advisory vote to approve executive compensation has been required for all U.S. public companies under Section 14A of the Exchange Act. Therefore, in accordance with the Exchange Act, and as a matter of good corporate governance, the Company is asking stockholders to approve the following non-binding advisory resolution at the 2023 Annual Meeting:

“RESOLVED, that the stockholders of Krispy Kreme, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, compensation tables and the narrative discussion in the Proxy Statement for the Company’s 2023 Annual Meeting of Stockholders.”

Because your vote on this proposal is advisory, it will not be binding on the Board. However, the Company and the Board will consider the outcome of the vote when making future compensation decisions.

Results of the 2022 “Say on Pay” Advisory Vote

At the 2022 Annual Stockholders Meeting, held on May 17, 2022, the stockholders of the Company voted 98.8% in favor of the “say on pay” advisory resolution regarding the Company’s executive compensation. The full voting results for the 2022 Annual Stockholders Meeting were included in the Current Report on Form 8-K dated May 17, 2022 and filed with the U.S. Securities and Exchange Commission.

22  |  Krispy Kreme, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Philosophy and Objectives

The overarching objective of our compensation program for our Named Executive Officers (“NEOs”) is to encourage, reinforce, and reward delivery of stockholder value.

Our NEOs for fiscal year 2022 are:

•	Michael Tattersfield, President and Chief Executive Officer (“CEO”)
•	Joshua Charlesworth, Global President and Chief Operating Officer and Chief Financial Officer during fiscal year 2022
•	Andrew Skehan, President, U.S. & Canada (Mr. Skehan resigned from the Company on July 31, 2022)
•	David Skena, Chief Brand Officer
•	Matthew Spanjers, Chief Growth Officer
•	Catherine Tang, Chief Legal Officer and Corporate Secretary

Principles and Governance

Our executive compensation principles and governance practices are designed to promote and protect our stockholders’ interests. The table below outlines the principles used by the Compensation and Nomination Committee in the design and review of our executive compensation program as well as the practices that govern the program.

Our Compensation Practices

What We Do	What We Don’t Do
✓ Put significant pay at risk and balance focus utilizing incentives driven by short-term and long-term company performance.	× Incentivize short-term results at the expense of long-term performance.
✓ Incorporate meaningful and challenging performance goals in our incentive programs.	× Allow margining, derivative, or speculative transactions, such as hedges, pledges, or short sales.
✓ Analyze compensation levels and types of compensation relative to a relevant group of peer companies (our “peer group”).	× Provide tax gross-up payments for regularly recurring personal expenses.
✓ Cap annual bonus compensation at 200% of the target payout.	× Re-price “under water” outstanding stock options.
✓ Incentivize stock ownership.	× Provide separate employer paid supplemental pensions for our executives.
✓ Maintain a compensation recoupment (i.e., “clawback”) policy to recapture unearned compensation upon financial restatements.	× Provide “single-trigger” equity award vesting or severance.
× Incentivize excessively risky business decisions.

Elements of Compensation

NEO compensation consists of base salary, an annual cash incentive award under our annual bonus program, equity awards under our Long-Term Incentive Plan (“LTIP”), and our unique Executive Ownership Program. We also provide certain limited benefits and perquisites in line with general practice. Variable pay under our bonus program, LTIP and Executive Ownership Program has been, and will continue to be, the most significant element of our NEO compensation program.

2023 Proxy Statement  |  23

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Compensation

The 2022 executive compensation program applicable to our NEOs consisted of the following principal elements:

Compensation Element	Method for Establishing its Value	Form of Payment	Who Establishes Objectives and Participation
Base Salary	Compensation market analysis conducted by independent compensation consultant	Cash	Except with respect to the CEO’s own compensation, the CEO and Chief People Officer (“CPO”) recommend, and the Remuneration Committee approves
Annual Bonus Plan	Collective performance as defined by the bonus program metrics applicable to each NEO	Cash

Except with respect to the CEO’s own compensation, the CEO and CPO recommend, and the Remuneration Committee approves: (i) NEO participation and (ii) bonus plan measures and targets. The Remuneration Committee determines performance against measures at the end of the fiscal year

Long-Term Incentive Plan	Compensation market analysis conducted by independent compensation consultant	Time-vesting RSUs that vest 60% on the third anniversary of the grant date, 20% on the fourth anniversary of the grant date, and 20% that vest on the fifth anniversary of the grant date	Except with respect to the CEO’s own compensation, the CEO and CPO recommend target grant levels for each NEO, and the Remuneration Committee approves
Executive Ownership Program	NEO investment in our common stock	Matching RSUs that generally vest 4.5 years from the date of grant	Except with respect to the CEO’s own compensation, the CEO and CPO recommend target investment levels for each NEO and the Remuneration Committee approves(1)
Benefits and Perquisites	Minor portion of compensation

(1)

This is not a recurring program and opportunities for NEOs to invest through the program are subject to Remuneration Committee approval. In 2022, none of our NEOs received matching RSUs. For additional detail, see Executive Ownership Program below.

For the CEO, the Remuneration Committee annually reviews and approves individual and corporate goals and objectives relevant to the CEO’s compensation. The Remuneration Committee also evaluates the CEO’s performance in light of those goals and objectives and sets the CEO’s remuneration level based on this evaluation. In determining the CEO’s compensation, the Remuneration Committee considers the Company’s financial performance, including total stockholder return, the value of similar packages for CEOs at comparable companies, and historical remuneration levels.

24  |  Krispy Kreme, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Compensation

Competitive Compensation

For 2022, the Remuneration Committee engaged Frederic W. Cook & Co., Inc. (“FW Cook”), an independent compensation consultant, to advise on the compensation practices and competitive landscape for the compensation of our NEOs. The Remuneration Committee targets between the 50th percentile and 75th percentile of market compensation levels when assessing executive compensation, but pay decisions are based on a more comprehensive set of considerations such as company performance, individual executive performance, experience, and internal equity.

Peer Group

We use a peer group of companies to analyze external market compensation levels and practices. With input from our independent consultant and management, the Remuneration Committee reviews our peer group annually so that its composition remains appropriate. Each year, we compare our compensation programs and pay levels to those of the peer group and general industry market data to assess whether our programs and target compensation levels are consistent with, and competitive with the external market.

In constructing our peer group, we review information for and consider publicly traded global companies with similar business orientation and industry classifications, and similar products and service offerings. The Remuneration Committee also considers other factors, including (i) market capitalization and enterprise value, (ii) total number of employees, (iii) financial measures including gross margin, EBITDA, and EBITDA margin, (iv) executive positions similar in breadth, complexity, and scope of responsibility, and (v) competitors for customers. Additionally, our peer group includes companies that are significantly larger; these are companies from which we recruit executive talent.

Based on these considerations, our Remuneration Committee reviewed and approved our peer group for fiscal year 2022, which was comprised of the following companies:

• Beyond Meat, Inc.	• Oatly Group AB
• Bloomin’ Brands, Inc.	• Papa John’s Int’l, Inc.
• Cheesecake Factory, Inc.	• Restaurant Brands Int’l, Inc.
• Chipotle Mexican Grill, Inc.	• Shake Shack, Inc.
• Chocoladefabriken Lindt	• Starbucks Corporation
• Domino’s Pizza, Inc.	• Texas Roadhouse, Inc.
• Etsy, Inc.	• The Wendy’s Company
• The Hershey Company	• YETI Holdings, Inc.
• Hostess Brands, Inc.	• Yum! Brands, Inc.
• Monster Beverage Corporation

The table below summarizes and compares our fiscal year 2021 revenue, EBITDA, total employees, and market capitalization on December 31, 2021, to that of our peer group. Financials and number of employees for the peer group are based latest four quarter performance as of August 1, 2021; market capitalization for the peer group is as of August 1, 2021.

	Peer Group Summary	Revenue ($) in millions	EBITDA ($) in millions	Total Employees	Market Capitalization ($) in millions
Peer Group	75th Percentile	$5,087	$1,349	40,250	$34,214
	Median	$2,969	$449	14,000	$10,505
	25th Percentile	$1,305	$215	3,333	$4,682
	Krispy Kreme	$1,384	$188	21,500	$3,164

Base Salary

We pay base salaries to provide executives with a secure, fixed base of cash compensation in recognition of individual responsibilities and job performance.

Base salary levels are typically set and reviewed periodically by the Remuneration Committee. Any base salary increases are approved by the Remuneration Committee after a comparative analysis of base salaries for similar positions among the market data set provided by the Remuneration Committee’s independent compensation consultant. When determining base salaries, the Remuneration Committee considers external market conditions in addition to total direct compensation targets and personal performance. The Remuneration Committee approved

2023 Proxy Statement  |  25

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Compensation

base salary increases for certain NEOs in fiscal year 2022. Mr. Charlesworth received an increase of $80,000 (effective March 8, 2022) to align with his promotion to Global President & Chief Operating Officer. Mr. Skena received an increase of $100,000 ($50,000 of which was effective March 8, 2022, and $50,000 of which was effective July 1, 2022) to align with his promotion to Chief Brand Officer. Mr. Skehan received an increase of $75,000 (effective March 28, 2022) to align with the expansion of his responsibilities. In deciding on these increases, the Remuneration Committee considered the highly competitive nature of the market for executive talent, additional responsibilities taken on by Messrs. Charlesworth and Skena, and market compensation data. All other NEOs’ base salaries remained unchanged in fiscal year 2022. Each NEO’s base salary for fiscal year 2022 was as follows:

NEO	2021 Base Salary	2022 Base Salary	Increase%
Michael Tattersfield	$1,100,000	$1,100,000	0.0%
Joshua Charlesworth	$800,000	$880,000	10.0%
Andrew Skehan	$650,000	$725,000	11.5%
David Skena	$500,000	$600,000	20.0%
Matthew Spanjers	$525,000	$525,000	0%
Catherine Tang	$500,000	$500,000	0%

Annual Bonus Plan

The annual bonus plan is a key component of the compensation program for our NEOs and is designed to stimulate achievement of business results by linking performance-based annual cash incentives, up to a pre-established maximum amount (i.e., 200% of target), to the achievement of strategic performance targets. We believe the annual bonus plan encourages, reinforces, and rewards delivery of stockholder value by linking annual cash awards to the achievement of financial performance measures.

Plan Design

The 2022 annual bonus plan was based on three performance measures for all NEOs: (i) growth in Adjusted EBITDA (generally defined as earnings before interest expense, net (including interest payable to related parties), income tax expense/(benefit), and depreciation and amortization, with further adjustments for share-based compensation, other non-operating (income)/expense, strategic initiatives, acquisition and integration expenses, store closure expenses, restructuring and severance expenses and other non-recurring, infrequent or non-core income and cost items), (ii) growth in Total Net Revenue, and (iii) growth in Net Working Capital, which is the cash flow improvement in accounts receivable, inventory and accounts payable. The plan year for the annual bonus plan was our fiscal year 2022 which was January 3, 2022, through January 1, 2023. At the beginning of 2022, the Remuneration Committee assigned NEOs’ target opportunity (expressed as a percentage of each NEO’s base salary), and specific threshold, target, and maximum performance levels for each performance measure. All our NEOs’ target annual bonus opportunity did not change for 2022 as compared to 2021. For any award to be earned under the plan, achievement of at least the threshold level for Adjusted EBITDA must be met. The table below sets out the 2022 target annual bonus opportunity for our NEOs, payout opportunity range, and the threshold, target, and maximum performance levels for each performance measure. The table below does not include Mr. Skehan whose July 31, 2022, resignation made him ineligible to receive a bonus under the 2022 annual bonus plan.

		2022 Annual Bonus Performance Measures and Goals(1)
NEO	Target as % of Base Salary	Payout Opportunity Range	Performance Measure	Threshold	Target	Maximum
Michael Tattersfield	110%	0% — 200% of Target	Adjusted EBITDA Growth	3.6%	15.0%	23.0%
Joshua Charlesworth	80%		Net Revenue Growth	3.4%	12.3%	18.0%
David Skena	80%
Matthew Spanjers	80%		Net Working Capital Improvement (in millions)	$6.1	$10.1	$14.2
Catherine Tang	70%

(1)	Performance goals are based on growth over the previous fiscal year.

26  |  Krispy Kreme, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Compensation

2022 Annual Bonus Plan Measure	2022 Actuals(1)	Performance Level
Net Revenue Growth	10.5%	Threshold
Adjusted EBITDA Growth	1.5%	Below Threshold
Net Working Capital (in millions)	$14.4	Maximum

(1)	2022 Actuals are based on growth over the previous fiscal year.

Our bonus awards were calculated in March 2023 after the end of fiscal year 2022. Net Revenue resulted in performance between threshold and target and Net Working Capital performance resulted in a payout level of Maximum; however, because 2022 EBITDA performance was below threshold, the Remuneration Committee determined that overall performance resulted in a calculated payout of 0% for all NEOs. In making this determination, the Remuneration Committee recognized that the business was negatively impacted by a variety of factors, including significant increased near-term costs in commodities, wages for labor, and investments. The table below sets out each NEO’s annual bonus target and payout information for 2022, except for Mr. Skehan, whose July 31, 2022, resignation made him ineligible to receive a bonus under the 2022 annual bonus plan.

NEO	Target as % of Base Salary	Target $	Payout %	Total Payout ($)
Michael Tattersfield	110%	$1,210,000	0%	$0
Joshua Charlesworth	80%	$704,000	0%	$0
David Skena	80%	$480,000	0%	$0
Matthew Spanjers	80%	$420,000	0%	$0
Catherine Tang	70%	$350,000	0%	$0

Long Term Incentive Plan Equity-Based Compensation

To align our NEOs’ interests with those of our stockholders, drive retention of key executive talent, and balance incentives to achieve short-term and long-term success, the compensation program for our NEOs includes the grant of long-term equity-based compensation under the LTIP, which makes up a significant portion of our NEO’s total compensation. For 2022 the LTIP was granted in the form of time-vesting restricted stock units (“RSUs”). In 2022, our executive officers, including our NEOs, received a grant of RSUs whereby 60% of RSUs granted vest on the third anniversary of the grant date, 20% vest on the fourth anniversary of the grant date, and 20% vest on the fifth anniversary of the grant date, subject to continued employment with the Company on each vesting date. This vesting schedule, which is longer than typical market practice, is aligned with our compensation philosophy of creating significant, long-term alignment with our stockholders.

Executive Ownership Program

To further align the interests of our NEOs with those of our stockholders, we strongly encourage stock ownership by our NEOs. Therefore, in addition to the LTIP, we have designed certain additional equity compensation programs to promote ownership and investment in the Company.

At the time of hire or promotion, executives are offered the opportunity to participate in our Executive Ownership Program (“EOP”), with participation required for all executives at or above the Vice President level. This is generally a one-time opportunity upon achieving eligibility to participate in the EOP, although participants who experience a promotion into a higher level of the EOP program are given an opportunity to increase their investment to the level commensurate with their new level. Executives are assigned both a minimum and maximum investment level and provided an opportunity to make an election to purchase shares of our common stock at the specified ownership level. Executives then receive a matching award of RSUs (“Matching RSUs”) on a one-for-one basis corresponding to the number of shares elected to be purchased. These Matching RSUs generally have a 4.5-year cliff vesting period tied to continued employment with the Company, and are subject to forfeiture, in whole or in part, on whether the executive maintains his or her investment level through the applicable vesting date.

Each executive typically has a 1.5-year period to purchase EOP shares to meet his or her commitment amount. At the end of the investment period, if the executive has purchased EOP shares equivalent to his or her commitment

2023 Proxy Statement  |  27

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Compensation

amount and continues to hold the EOP shares for the remainder of the vesting period, the executive will retain (and is eligible to vest in) the full number of Matching RSUs awarded. From time to time, the Remuneration Committee may approve the opportunity for executives to increase their ownership levels through the EOP. These increases are subject to Board approval. No discount is offered. These additional investments by the executives do not include Matching RSUs.

In 2022 none of our NEOs received matching RSUs.

Other Benefits and Perquisites

Our NEOs participate in the same benefit plans generally available to our employees. These benefit plans include health insurance, ancillary coverages, life insurance, and disability coverage. NEOs receive the same coverage as the rest of our employees. In addition, our CEO is eligible to receive non-business-related chartered flights. We generally do not provide tax gross ups for our NEOs except in the case of standard commuting expenses generally available to employees. In fiscal year 2022, we did not provide commuting expenses to any of our NEOs except for Ms. Tang.

Retirement Plans

Our NEOs are eligible to participate in our qualified defined contribution 401(k) Plan, under which they have the opportunity to defer a portion of their eligible compensation, up to tax code limitations, and receive a company matching contribution of 100% of the first 3% of contributions and 50% of the next 2% of contributions.

Employment and Change in Control Arrangements

As a standard practice, the Company does not generally enter into employment agreements or individual change in control agreements with its NEOs. However, an exception was made for Mr. Tattersfield and Mr. Charlesworth, the first two executive hires after our company was acquired by JAB on July 27, 2016, and who entered into employment agreements with the Company on December 7, 2016, and February 8, 2017, respectively. We provide our NEOs severance benefits and additional rights to payments of annual bonus and equity-based compensation in the event of a change in control. We provide these provisions to help ensure that our NEOs would be available to assist in a successful transition following a change in control and provide a competitive level of severance protection if a NEO is involuntarily terminated without cause or resigns for good reason (if applicable) within two years following a change in control. We do not provide for any tax gross ups for taxes payable on change in control benefits. We describe the severance arrangements and other benefits provided to NEOs on a change in control (as well as the equity treatment upon certain separations in the event of a change in control) under “Equity Treatment Upon Termination Scenarios” below.

Michael Tattersfield

In December 2016, the Company entered into an employment agreement with Mr. Tattersfield, which sets forth the terms and conditions of his employment with the Company. The Company’s employment agreement with Mr. Tattersfield is an at-will employment agreement and addresses, among other things, Mr. Tattersfield’s salary, bonus, long-term incentive eligibility, and benefits. In the event (i) the Company terminates Mr. Tattersfield’s employment without Cause (as defined in his employment agreement) or (ii) if he terminates his employment for Good Reason (as defined in his employment agreement), in each case, he will receive a payment equal to one year of base salary plus one additional month for each completed year he has worked for the Company or an affiliate subject to a maximum period of 24 months. Prior to receiving any of the severance benefits, Mr. Tattersfield must execute and not revoke a release of claims in favor of us. The agreement also includes customary confidentiality, restrictive covenant, and non-solicitation provisions.

Joshua Charlesworth

In February 2017, the Company entered into an employment agreement with Mr. Charlesworth, which sets forth the terms and conditions of his employment with the Company. The Company’s employment agreement with Mr. Charlesworth is an at-will employment agreement, and addresses, among other things, Mr. Charlesworth’s salary, bonus, long-term incentive eligibility, signing bonus, relocation costs, and benefits. In the event (i) the Company

28  |  Krispy Kreme, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

Employment and Change in Control Arrangements

terminates Mr. Charlesworth’s employment without Cause (as defined in his employment agreement) or (ii) if he terminates his employment for Good Reason (as defined in his employment agreement), in each case, he will receive a payment equal to one year of base salary plus one additional month for each completed year he has worked for the Company subject to a maximum period of 24 months. Prior to receiving any of the severance benefits, Mr. Charlesworth must execute and not revoke a release of claims in favor of us. The agreement also includes customary confidentiality, restrictive covenant, and non-solicitation provisions.

Change in Control Arrangements

Under the Krispy Kreme, Inc. 2021 Omnibus Incentive Plan, unless otherwise determined by the administrator, in the event of a change in control of the Company, all outstanding RSUs, Matching RSUs, and NSOs awarded thereunder, including those held by our NEOs, have “double-trigger” protection, which means that no accelerated vesting of outstanding RSUs, Matching RSUs, or NSOs will occur unless either (1) both (i) a change in control occurs, and (ii) the executive’s employment is terminated by the Company without cause or by the executive for good reason within 24 months of such change in control, or (2) the outstanding RSUs, Marching RSUs or NSOs are not assumed or substituted in connection with the transaction.

Under the Krispy Kreme Holdings, Inc. Long-Term Incentive Plan, unless otherwise determined by the compensation committee, in the event of a change in control of the Company, all outstanding RSUs, Matching RSUs, and NSOs awarded thereunder, including those held by our NEOs, have “double-trigger” protection, which means that no accelerated vesting of outstanding RSUs, Matching RSUs, or NSOs will occur unless both (i) a change in control occurs, and (ii) the executive’s employment is terminated by the Company without cause or by the executive for good reason within 24 months of such change in control. In addition, if an award recipient’s (including an executive’s) employment is terminated other than for cause following the execution of an agreement, the consummation of which would constitute a change in control, but prior to (and within 180 days of) the consummation of such transaction, the participant’s outstanding RSUs, Matching RSUs and NSOs awarded under such plan will be treated as if the participant’s employment was terminated by the company without cause immediately following the change in control.

Report of the Remuneration and Nomination Committee

In fulfilling its responsibilities, the Remuneration and Nomination Committee (“Remuneration Committee”) reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

In reliance on the review and discussions referred to above, the Remuneration Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended January 1, 2023 (through incorporation by reference to this Proxy Statement).

The Remuneration and Nomination Committee

Marissa Andrada, Chair

Paul Michaels

Gerhard Pleuhs

2023 Proxy Statement  |  29

COMPENSATION DISCUSSION AND ANALYSIS

Summary Compensation Table

Summary Compensation Table

The following table sets forth information regarding the compensation earned by our NEOs in fiscal years 2020, 2021 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)		Total ($)

Michael Tattersfield, President and Chief Executive Officer	2022	$1,100,000	$—		$999,998		$—	$—	$38,716	(3)	$2,138,714
	2021	$1,100,000	$—		$8,556,242		$7,582,062	$1,815,000	$4,583,738	(3)	$23,637,042
	2020	$1,000,000	$—		$550,436		$—	$1,100,000	$13,144	(3)	$2,663,580

Joshua Charlesworth, Chief Financial Officer and Chief Operating Officer	2022	$860,000	$—		$500,006		$—	$—	$14,390	(4)	$1,374,396
	2021	$800,000	$—		$2,516,603		$2,021,912	$960,000	$1,465,624	(4)	$7,764,139
	2020	$800,000	$—		$500,000		$—	$640,000	$—	(4)	$1,940,000

Andrew Skehan (Former President, U.S. & Canada)(5)	2022	$413,462	$134,989	(6)	$500,006	(5)	$—	$—	$15,497	(7)	$1,063,954
	2021	$650,000	$260,000		$2,013,258		$1,516,430	$—	$225,652	(7)	$4,665,340
	2020	$650,000	$—		$500,000		$—	$665,600	$—		$1,815,600

Dave Skena, Chief Brand Officer(8) (10)	2022	$561,731	$—		$399,996		$—	$—	$14,918	(8)	$976,645

Matthew Spanjers, Chief Growth Officer	2022	$525,000	$—		$500,006		$—	$—	$14,390	(9)	$1,039,396
	2021	$525,000	$—		$2,516,603		$2,021,912	$630,000	$1,378,693	(9)	$7,072,208
	2020	$525,000	$—		$500,000		$—	$420,000	$—		$1,445,000

Catherine Tang, Chief Legal Officer and Corporate Secretary(10)	2022	$500,000	$—		$399,996		$—	$—	$60,518	(11)	$960,514
	2021	$500,000	$—		$1,609,349		$1,010,953	$525,000	$273,131	(11)	$3,918,433

(1)

Amounts reflect the full grant-date fair value of restricted stock unit awards and stock options granted during fiscal years 2022, 2021 and 2020 computed in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all restricted stock unit awards made to executive officers in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 1, 2023.

(2)

For 2021, the amounts reported in the All-Other Compensation column reflect cash compensation as part of the legal steps undertaken leading up to the IPO, our wholly owned (excluding certain management equity interests) subsidiary, Krispy Kreme Holdings, Inc. (“KKHI”), merged with and into the Company, with the Company being the surviving entity (the “Merger”). Prior to the merger, KKHI paid a pro rata dividend to KKI and members of its management who, prior to the Merger, beneficially held equity interests in KKHI. Out of the $42.3 million dividend paid to members of management, approximately $8 million was attributable to RSUs that had already vested or vested upon the IPO. The $8 million was treated as a cash dividend equivalent right that was paid upon settlement of the IPO and was included in the cash compensation of the NEOs.

(3)

The amount reported in the “All Other Compensation” column relating to Mr. Tattersfield for fiscal year 2022 includes the following: $35,878 for personal air travel expenses paid by the Company and $2,838 for group life insurance. Mr. Tattersfield was not eligible for a matching contribution under the 401(k) plan for fiscal year 2022. The amount reported in the “All Other Compensation” column relating to Mr. Tattersfield for fiscal year 2021 includes the following: $4,504,528 for the settlement of IPO in cash, $31,301 for reimbursed expenses incurred to convert EOP loans to third party loans, $983 for personal hotel expenses paid by the Company, $3,578 for personal air travel expenses paid by the Company, $2,838 for group life insurance, and $40,510 for interest imputed under U.S. federal tax law related to a pre-IPO loan from the Company. Mr. Tattersfield was not eligible for a matching contribution under the 401(k) plan for fiscal year 2021. The amounts reported in the All-Other Compensation column for fiscal year 2020 reflect other compensation for Mr. Tattersfield that includes: $7,301 for an auto lease, temporary housing assistance of $2,555 and related housing incidentals of $3,288. Mr. Tattersfield was not eligible for a matching contribution under the 401(k) plan for fiscal year 2020.

(4)

The amount reported in the “All Other Compensation” column relating to Mr. Charlesworth for fiscal year 2022 includes the following: $1,200 for cell phone allowance, $990 for group life insurance, and $12,200 for company matching contribution under our 401(k) plan for fiscal year 2022. The amount reported in the “All Other Compensation” column relating to Mr. Charlesworth for fiscal year 2021 includes the following: $1,426,143 for the settlement of IPO in cash, $6,927 for reimbursed expenses incurred to convert EOP loans to third party loans, $638 for personal air travel expenses paid by the Company, $1,200 for cell phone allowance, $990 for group life insurance, $17,211 for interest imputed under U.S. federal tax law related to a pre-IPO loan from the Company, $500 for company provided reward for recognition, and $12,015 for company matching contribution under our 401(k) plan for fiscal year 2021.

(5)	Mr. Skehan resigned on July 31, 2022. Upon his separation, he forfeited the outstanding unvested equity awards.

(6)	Mr. Skehan received a special bonus to remain with the Company beyond his intended termination date to facilitate transition.

(7)

The amount reported in the “All Other Compensation” column relating to Mr. Skehan for fiscal year 2022 includes the following: $700 for cell phone allowance, $2,597 for group life insurance, and $12,200 for company matching contribution under our 401(k) plan for fiscal year 2022. The amount reported in the “All Other Compensation” column relating to Mr. Skehan for fiscal year 2021 includes the following: $204,418 for the settlement of IPO in cash, $682 for personal air travel expenses paid by the Company, $1,200 for the cell phone allowance, $4,356 for group life insurance, $8,183 for interest imputed under U.S. federal tax law related to a pre-IPO loan from the Company and $6,813 for company matching contribution under our 401(k) plan for fiscal year 2021.

30  |  Krispy Kreme, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

Summary Compensation Table

(8)

The amount reported in the “All Other Compensation” column relating to Mr. Skena for fiscal year 2022 includes the following: $1,200 for the cell phone allowance, $1,518 for group life insurance and $18,073 for company matching contribution under our 401(k) plan for fiscal year 2022.

(9)

The amount reported in the “All Other Compensation” column relating to Mr. Spanjers for fiscal year 2022 includes the following: $1,200 for cell phone allowance, $990 for group life insurance and $12,200 for company matching contribution under our 401(k) plan for fiscal year 2022. The amount reported in the “All Other Compensation” column relating to Mr. Spanjers for fiscal year 2021 includes the following: $1,344,658 for the settlement of IPO in cash, $5,441 for company reimbursed expenses incurred to convert EOP loans to third party loans, $1,200 for cell phone allowance, $990 for group life insurance, $14,231 for interest imputed under U.S. federal tax law related to a pre-IPO loan from the Company and $12,172 for company matching contribution under our 401(k) plan for fiscal year 2021.

(10)

Mr. Skena was not an NEO in 2020 or 2021 and Ms. Tang was not an NEO in 2020. In accordance with SEC disclosure requirements, their compensation disclosure is provided only for the year or years in which they were NEOs.

(11)

The amount reported in the “All Other Compensation” column relating to Ms. Tang for fiscal year 2022 includes the following: $1,200 for cell phone allowance, $2,838 for group life insurance, $44,280 for commuting expenses (including tax gross up thereon), and $12,200 for company matching contribution under our 401(k) plan for fiscal year 2022. The amount reported in the “All Other Compensation” column relating to Ms. Tang for fiscal year 2021 includes the following: $163,373 for the settlement of IPO in cash, $2,446 for company reimbursed expenses incurred to covert EOP loans to third party loans, $955 for personal hotel expenses paid by the Company, $22,263 for commuting expenses, $6,000 for personal air travel expenses paid by the Company, $1,076 for interest imputed under U.S. federal tax law related to a pre-IPO loan from the Company, $1,518 group life insurance, $75,000 for commuter allowance, and $500 in cell phone allowance. Ms. Tang was not eligible for a matching contribution under the 401(k) plan for fiscal year 2021.

Grants of Plan-Based Awards

The following table sets forth information regarding equity plan awards and non-equity incentive plan awards by us to our NEOs during fiscal year 2022.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)(3)	Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Award ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Michael Tattersfield		$—	$1,210,000	$2,420,000

	4/4/2022				69,013			$999,998

Joshua Charlesworth		$—	$640,000	$1,280,000

	4/4/2022				34,507			$500,006

Andrew Skehan		$—	$580,000	$1,160,000

	4/4/2022				34,507			$500,006	(5)

David Skena		$—	$520,000	$1,040,000

	4/4/2022				27,605			$399,996

Matthew Spanjers		$—	$420,000	$840,000

	4/4/2022				34,507			$500,006

Catherine Tang		$—	$350,000	$700,000

	4/4/2022				27,605			$399,996
(1)

These columns show the potential value of the payout for each Named Executive Officer under the annual bonus program if the threshold, target, or maximum goals were satisfied with respect to the performance measures set by the Remuneration Committee for fiscal 2021-2022 based on the NEO’s specified Target Cash Bonus Amount. Mr. Skehan’s July 31, 2022, resignation made him ineligible to receive a bonus under the 2022 annual bonus plan. Based on actual performance in fiscal 2022, all other NEOs did not earn a payout. For 2021, the cash incentive awards earned under the annual incentive plan were $1,815,000, $960,000, $260,000, $630,000, and $525,000 for Messrs. Tattersfield, Charlesworth, Skehan, Spanjers and Ms. Tang, respectively. The business measurements, performance goals, and salary percentage targets for determining these payouts are described under “Compensation Discussion and Analysis — Elements of Compensation” above.

(2)	Represents awards of RSUs.

(3)	Provided employment continues through the applicable vesting dates, these RSUs vest in three installments as follows: 60% on April 4, 2025; 20% on April 4, 2026; and 20% on April 4, 2027.

(4)

The amounts in this column do not represent amounts the NEOs received or are entitled to receive. Rather, the reported amounts represent the fair value of the awards calculated in accordance with ASC 718 on the applicable grant date.

(5)	Mr. Skehan resigned on July 31, 2022. Upon his separation, the equity awards granted in fiscal year 2022 were forfeited.

2023 Proxy Statement  |  31

COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding unvested equity awards held by each NEO (other than Mr. Skehan who left the Company on July 31, 2022 and who held no such awards) as of the end of fiscal year 2022.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)(1)	Option Exercise Price per Share ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

Michael Tattersfield	1,242,961	$14.61	5/1/2031	—		$—

				80,050	(3)	$826,116

				7,563	(3)	$78,050

				7,918	(4)	$81,714

				39,293	(5)	$405,504

				66,534	(6)	$686,631

				498,981	(7)	$5,149,484

				69,013	(8)	$712,214

Joshua Charlesworth	331,461	$14.61	5/1/2031	—		$—

				44,475	(3)	$458,982

				35,695	(5)	$368,372

				33,268	(6)	$343,326

				133,064	(7)	$1,373,220

				34,507	(8)	$356,112

David Skena	165,730	$14.61	5/1/2031	—		$—

				107,506	(9)	$1,109,462

				26,681	(3)	$275,348

				21,418	(5)	$221,034

				26,614	(6)	$274,656

				66,535	(7)	$686,641

				27,605	(8)	$284,884

Matthew Spanjers	331,461	$14.61	5/1/2031	—		$—

				44,475	(3)	$458,982

				35,695	(5)	$368,372

				33,268	(6)	$343,326

				133,064	(7)	$1,373,220

				34,507	(8)	$356,112

Catherine Tang	165,730	$14.61	5/1/2031	—		$—

				29,516	(10)	$304,605

				29,322	(10,12)	$302,603

				13,307	(11)	$137,328

				26,614	(6)	$274,656

				66,535	(7)	$686,641

				27,605	(8)	$284,884

(1)	Provided employment continues through the applicable vesting dates, these stock options vest in three installments as follows: 60% on May 1, 2024; 20% on May 1, 2025; and 20% on May 1, 2026.

(2)	Based on the closing price of our common stock on December 30, 2022.

(3)	Provided employment continues through the applicable vesting dates, these RSUs cliff vest on October 1, 2023.

32  |  Krispy Kreme, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

Outstanding Equity Awards at Fiscal Year-End

(4)	Provided employment continues through the applicable vesting dates, these RSUs cliff vest on March 6, 2024.

(5)	Provided employment continues through the applicable vesting dates, these RSUs cliff vest on October 1, 2024.

(6)	Provided employment continues through the applicable vesting dates, these RSUs cliff vest on October 1, 2025.

(7)	Provided employment continues through the applicable vesting dates, these RSUs vest in three installments as follows: 60% on May 1, 2024; 20% on May 1, 2025; and 20% on May 1, 2026.

(8)	Provided employment continues through the applicable vesting dates, these RSUs vest in three installments as follows: 60% on April 4, 2025; 20% on April 4, 2026; and 20% on April 4, 2027.

(9)	Provided employment continues through the applicable vesting dates, these RSUs cliff vest on September 8, 2023. Equity Ownership Plan matching RSU grant.

(10)	Provided employment continues through the applicable vesting dates, these RSUs cliff vest on April 9, 2025.

(11)	Provided employment continues through the applicable vesting dates, these RSUs cliff vest on September 22, 2025. Equity Ownership Plan matching RSU grant.

(12)	Equity Ownership Plan matching RSU grant.

Stock Options Exercised and Stock Vested

The following table sets forth, for each of the NEOs, the number and value of shares of the Company’s common stock subject to RSUs that vested during fiscal year 2022. No options were exercised by the NEOs during the fiscal year 2022 and none of the NEOs hold any stock appreciation rights.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael Tattersfield	101,837	$1,461,361
Joshua Charlesworth	51,690	$741,752
Andrew Skehan	140,777	$2,032,820
David Skena	—	$—
Matthew Spanjers	31,014	$445,051
Catherine Tang	—	$—

(1)

With the exception of Mr. Skehan, the value realized was based the closing price of DNUT stock ($14.35) on October 31, 2022. For Mr. Skehan, the value realized was based on the closing price of DNUT stock ($14.44) on May 15, 2022.

Pension Benefits

We do not maintain any defined benefit pension plans for our NEOs.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans for our NEOs.

Post-Termination Compensation

Michael Tattersfield

The Company’s employment agreement with Mr. Tattersfield is an at-will employment agreement. In the event (i) the Company terminates Mr. Tattersfield’s employment without Cause (as defined in his employment agreement) or (ii) if he terminates his employment for Good Reason (as defined in his employment agreement), in each case, he will receive a payment equal to one year of base salary plus one additional month for each completed year he has worked for the Company or an affiliate subject to a maximum period of 24 months. Prior to receiving any of the severance benefits, Mr. Tattersfield must execute and not revoke a release of claims in favor of us.

Joshua Charlesworth

The Company’s employment agreement with Mr. Charlesworth is an at-will employment agreement. In the event (i) the Company terminates Mr. Charlesworth’s employment without Cause (as defined in his employment agreement) or (ii) if he terminates his employment for Good Reason (as defined in his employment agreement), in

2023 Proxy Statement  |  33

COMPENSATION DISCUSSION AND ANALYSIS

Post-Termination Compensation

each case, he will receive a payment equal to one year of base salary plus one additional month for each completed year he has worked for the Company subject to a maximum period of 24 months. Prior to receiving any of the severance benefits, Mr. Charlesworth must execute and not revoke a release of claims in favor of us.

Other NEOs

The severance provisions for Messrs. Spanjers and Skena and Ms. Tang provide that if he or she is terminated involuntarily, he or she will receive a payment equal to 12 months of his or her base salary. Prior to receiving any of the severance benefits, such NEO must execute and not revoke a release of claims in favor of us.

Equity Treatment Upon Termination Scenarios

Under the Krispy Kreme, Inc. 2021 Omnibus Incentive Plan, unless otherwise determined by the administrator, in the event of an executive’s termination, all outstanding RSUs, Matching RSUs, and NSOs will immediately forfeit on the date of such termination, except as described below.

Double-Trigger Equity Vesting Upon a Change in Control

Under the Krispy Kreme, Inc. 2021 Omnibus Incentive Plan, unless otherwise determined by the administrator, in the event of a change in control of the Company, all outstanding RSUs, Matching RSUs, and NSOs awarded thereunder, including those held by our NEOs, have “double-trigger” protection, which means that no accelerated vesting of outstanding RSUs, Matching RSUs, or NSOs will occur unless either (1) both (i) a change in control occurs, and (ii) the executive’s employment is terminated by the Company without cause or by the executive for good reason within 24 months of such change in control, or (2) the outstanding RSUs, Marching RSUs or NSOs are not assumed or substituted in connection with the transaction.

Under the Krispy Kreme Holdings, Inc. Long-Term Incentive Plan, unless otherwise determined by the compensation committee, in the event of a change in control of the Company, all outstanding RSUs, Matching RSUs, and NSOs awarded thereunder, including those held by our NEOs, have “double-trigger” protection, which means that no accelerated vesting of outstanding RSUs, Matching RSUs, or NSOs will occur unless both (i) a change in control occurs, and (ii) the executive’s employment is terminated by the Company without cause or by the executive for good reason within 24 months of such change in control. In addition, if an award recipient’s (including an executive’s) employment is terminated other than for cause following the execution of an agreement, the consummation of which would constitute a change in control, but prior to (and within 180 days of) the consummation of such transaction, the participant’s outstanding RSUs, Matching RSUs and NSOs awarded under such plan will be treated as if the participant’s employment was terminated by the company without cause immediately following the change in control.

Death or Disability

In the event of an executive’s termination due to death or disability, all outstanding RSUs and Matching RSUs become fully vested and payable, and all NSOs vest in full as of such date and may thereafter be exercised by the executive’s legal representative or legatee, if any.

Retirement

In the event of an executive’s retirement (generally defined as a termination, other than for cause or due to death or disability, after attaining the age of 60 and completing at least five and, in some cases, 10, years of service), outstanding RSUs, Matching RSUs, and NSOs vest on a pro rata basis. None of our NEOs were retirement eligible as of January 1, 2023.

34  |  Krispy Kreme, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control

The following table shows the potential payments to each NEO or their beneficiaries upon termination in various circumstances, assuming termination of employment on December 30, 2022. These provisions are summarized below, except for Mr. Skehan who resigned from the Company on July 31, 2022. All amounts are estimates only; actual amounts payable will vary depending on the facts and circumstances applicable at the time of the respective termination.

Name	Payments Upon Termination Without Cause or for Good Reason (no Change in Control)(1)	Value of Stock at Termination due to Retirement	Value of Stock at Termination due to Death or Disability(2)	Payments Upon Involuntary Termination Following Change in Control(1)	Value of Stock Upon Involuntary Termination Following Change in Control(3)
Michael Tattersfield	$3,410,000	$—	$15,521,775	$3,410,000	$15,521,775
Joshua Charlesworth	$1,950,667	$—	$4,921,925	$1,950,667	$4,921,925
David Skena	$1,080,000	$—	$3,862,978	$1,080,000	$3,862,978
Matthew Spanjers	$945,000	$—	$4,921,925	$945,000	$4,921,925
Catherine Tang	$850,000	$—	$3,001,671	$850,000	$3,001,671

(1)

For Messrs. Tattersfield and Charlesworth, payments include 12 months of severance plus one month for each completed year of employment with the company or an affiliate, for a total of 24 months’ and 17 months’ severance, respectively, as of December 30, 2022. For all other NEOs, base salary severance equals one times annual base salary as of December 30, 2022. Amounts reported in this column also include each NEO’s annual bonus paid at target as of December 30, 2022. In addition to these amounts, additional severance payments may be made for use in paying COBRA insurance premiums.

(2)

Amounts reported in this column represent the value of RSUs determined by multiplying the closing price of our common stock of $10.32 per share on December 30, 2022, by the number of RSUs. The fair market value of the NSOs ($6.10) was calculated on the grant date (May 1, 2021) using the Black Scholes option pricing model. The RSUs and NSOs would be accelerated in full in connection with a termination of employment due to death or disability.

(3)

Amounts reported in this column represent the value of RSUs that would be accelerated in full connection with an involuntary termination of employment on or following a change in control, determined by multiplying the closing price of our common stock of $10.32 per share on December 30, 2022, by the number of RSUs. The fair market value of the NSOs ($6.10) was calculated on the grant date (May 1, 2021) using the Black Scholes option pricing model.

Director Compensation Table

The following table sets forth information regarding non-employee director compensation during fiscal year 2022. We pay four primary components of compensation to our non-employee directors: an annual cash retainer, committee retainer, committee chair retainer, and equity grants in the form of time vesting RSUs that vest 60% on the third anniversary of the grant date, 20% on the fourth anniversary of the grant date and 20% on the fifth anniversary of the grant date. Equity treatment upon a termination of director service is generally as described under “Equity Treatment Upon Termination Scenarios” above, except that references to employment are replaced with references to engagement and retirement is generally defined as a termination, other than for cause, after attaining the age of 70 or such other mandatory retirement age set by the Board. Board members may from time to time receive fees for service on ad hoc committees. Each such director will also be entitled to reimbursement for all out-of-pocket expenses of such director in attending each meeting of the Board and any committee thereof.

Retainer ($)
Annual retainer for service on the Board:
Chairman	$200,000
Lead Independent Director	$80,000
Audit & Finance Committee Chair	$75,000
Remuneration & Nomination Committee Chair	$70,000
Non-executive Directors	$60,000
Additional Annual Retainers:
Committee members	$5,000

2023 Proxy Statement  |  35

COMPENSATION DISCUSSION AND ANALYSIS

Director Compensation Table

Annual Equity Grant ($ of Fair Market Value at Grant Date)
Chairman	$255,000
Other Board Members	$100,000

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Olivier Goudet	$200,000	$254,995	$454,995
Marissa Andrada	$66,250	$99,995	$166,245
David Bell	$60,000	$99,995	$159,995
Patricia Capel(2)	$50,000	$99,995	$149,995
David Deno	$75,000	$99,995	$174,995
Ozan Dokmecioglu(3)	$45,000	$99,995	$144,995
Carl Lee, Jr.(4)	$32,500	$406,865	$32,500
Paul Michaels	$90,000	$99,995	$189,995
Gerhard Pleuhs	$35,000	$100,001	$135,001
Debbie S. Roberts	$60,000	$99,995	$159,995
Lubomira Rochet	$60,000	$99,995	$159,995
Philip Telfer	$32,500	$99,998	$132,498
Michelle Weese	$60,000	$99,995	$159,995
Henry Yeagley (BDTCP)(5)	$32,500	$99,995	$132,495

(1)

Each grant of RSUs is subject to continued service on the Board. The per share dollar value of the RSU is based on the closing price of our common stock on the grant date, which was $14.49 on April 4, 2022, for Mr. Goudet, Ms. Andrada, Mr. Bell, Ms. Capel, Mr. Deno, Mr. Dokmecioglu, Mr. Michaels, Ms. Roberts, Ms. Rochet, Ms. Weese, and Mr. Yeagley; $13.60 on June 30, 2022, for Mr. Pleuhs; and $12.84 on October 15, 2022, for Mr. Telfer. As of December 31, 2022, each member of the Board held the following number of unvested RSUs: Mr. Goudet: 75,461; Ms. Andrada: 6,901; Mr. Bell: 26,192; Mr. Deno: 26,193; Mr. Michaels: 26,193; Mr. Pleuhs: 7,353; Ms. Roberts: 6,901; Ms. Rochet: 6,901; Mr. Telfer: 7,788; and Ms. Weese 12,558.

(2)	Ms. Capel ceased to be on the Board effective September 14, 2022. Upon her resignation, the equity awards granted in fiscal year 2022 were forfeited.

(3)	Mr. Dokmecioglu ceased to be on the Board effective September 14, 2022. Upon his resignation, the equity awards granted in fiscal year 2022 were forfeited.

(4)

Mr. Lee ceased to be on the Board effective May 17, 2022. He notified the Company that he would not stand for reelection on February 9, 2022 and, therefore, did not receive an equity award on April 4, 2022. In recognition of Mr. Lee’s contributions to the Company, the Board approved the acceleration of vesting for 28,079 RSUs, effective May 17, 2022. The per share dollar value of the RSU upon acceleration is based on the closing price of our common stock on the effective date: $14.49.

(5)

Mr. Yeagley ceased to be on the Board effective June 30, 2022. The Board retainer for Mr. Yeagley was paid to BDT Investments. Upon his resignation, the equity awards granted in fiscal year 2022 were forfeited.

Our Insider Trading and Clawback Policies

Insider Trading Policy and Restrictions on Hedging and Pledging

Our Insider Trading Policy prohibits our directors, officers, and employees (collectively, the “Insiders”), as well as other persons, including third-party contractors or consultants, whose business relationship with the Company provides access to material non-public information regarding the Company, from engaging in transactions in our securities while in possession of material non-public information. This prohibition extends to any family member of our Insiders who shares the same household with them and any other individual or entity whose securities trading decisions are influenced or controlled by any of our Insiders. Our Insider Trading Policy also prohibits our directors and executive officers from engaging in transactions of a speculative nature regarding Company securities at any time, including, but not limited to, put options, margining Company securities or otherwise pledging Company securities as collateral, engaging in short sales involving Company securities, or entering into any other hedging transactions.

36  |  Krispy Kreme, Inc.

COMPENSATION DISCUSSION AND ANALYSIS

Our Insider Trading and Clawback Policies

Clawback Policy

We have adopted a Clawback Policy that allows us to recover, at the instruction and approval of our Remuneration Committee, excess incentive-based compensation paid to any current member of our GLT during a three-year lookback period if we are required to file a restatement of our financial statements with the SEC. The amount of excess incentive compensation subject to recovery is determined by our Remuneration Committee in its reasonable discretion, based on the incentive compensation that would have been paid to the Global Leadership Team member based on the restated financial statements. We may also recover, at our discretion, excess incentive compensation awarded to any other employee, (i) who is guilty of fraud or willful misconduct, or any other action or inaction that would give rise to a termination for cause, but not result in a restatement of the Company’s financial restatements; or (ii) whose fraud or willful misconduct resulted in a restatement of our financial statements.

Incentive compensation covered by the Clawback Policy includes any amounts granted, vested, or paid under any of our cash or equity compensation plan and any equity awards made under the Krispy Kreme, Inc. 2021 Omnibus Incentive Plan, the Krispy Kreme Holdings, Inc. Executive Ownership Plan, the Krispy Kreme Holdings, Inc. Long-Term Incentive Plan, or any other stock incentive program that we may adopt.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information, as of December 31, 2022, about the securities authorized for issuance under the Company’s equity compensation plans, categorized according to whether the equity plan was previously approved by stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (in thousands) (a)	Weighted average exercise price of all outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in thousands) (c)
Equity compensation plans approved by security holders
2021 Omnibus Incentive Plan	1,235	$—	9,414	(1)
2021 Employee Stock Purchase Plan	—	$—	2,454
Other(2)	6,792(3)	$—	—

(1)

Evergreen Provision: Increases on January 1st of each calendar year (each, an “Evergreen Date”), prior to the tenth anniversary of the Effective Date, in an amount equal to the lesser of (i) 1% of the total number of shares of Common Stock outstanding on the December 31st immediately preceding the applicable Evergreen Date and (ii) a number of shares of Common Stock determined by the Administrator. This number includes Evergreen shares added as of Jan 1, 2023.

(2)	Consists of shares held under the Company’s Long Term Incentive Plan and plans held by the Company’s affiliates KKUK, Insomnia, KK Australia, and KK Mexico.

(3)	Consists (in thousands) of 2,569 securities to be issued upon the exercise of options with an exercise price of $14.61 per share and 4,223 securities to be issued upon the exercise of RSUs.

2023 Proxy Statement  |  37

CEO PAY RATIO
As
required by Section 953(b) of the Dodd-Frank Act, we are providing the following disclosure regarding the ratio of the annual total compensation of our CEO, Mr. Tattersfield, to that of our median employee. As a multi-national organization, we have employees in several countries. Our objective is to provide competitive compensation commensurate with an employee’s position and geographic location, while also linking compensation to Company and individual performance. To provide context for this disclosure, it is important to understand the scope of our operations. The compensation elements and pay levels of our employees can vary dramatically from country to country based on market trends, local pay practices, cost of living, and cost of labor. These factors, along with fluctuations in currency exchange rates, impact our median employee compensation and the resulting pay ratio.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their unique employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to our pay ratio reported below, as other companies have different employee populations and compensation practices, and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. Additionally, the pay ratio described below involves a degree of imprecision due to the usage of estimates and assumptions, but is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation
S-K.
For fiscal year 2022:

•	The median of the annual total compensation of all our employees, other than Mr. Tattersfield was $17,578.
•	Mr. Tattersfield’s annual total compensation, as reported in the Total column of the 2022 Summary Compensation Table, was $2,138,714.
•	Based on this information, the ratio of the annual total compensation of Mr. Tattersfield to the median of the annual total compensation of all employees is estimated to be 122 to 1.
As permitted under SEC rules, to identify our median employee, we utilized annualized base salary, without applying any cost-of
living adjustments, for all full- and part-time employees as of December 30, 2022, as a consistently applied compensation measure. For employees paid in a currency other than U.S. dollars, we converted annualized base salary into U.S. dollars.    After identifying the median employee, we calculated the annual total compensation for that employee utilizing the same methodology we use for our NEOs, as set forth in the 2022 Summary Compensation Table.
PAY VS. PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and certain company financial performance metrics. For further information concerning our pay-for-performance
philosophy and how we align executive compensation with company financial performance, refer to the Compensation Discussion and Analysis, beginning on page 23.
The following table provides information showing the relationship during 2022 and 2021 between (1) executive compensation “actually paid” (as defined by SEC rule and further described below) to (a) each person serving as our principal executive officer or PEO (also referred to as our CEO) and (b) our non-PEO
named executive officers (also referred to below as other NEOs), on an average basis, and (2) the company’s financial performance. The company’s selected performance measure included in the chart below is Adjusted EBITDA, as described in the Compensation Discussion and Analysis section above.

38  |  Krispy Kreme, Inc.

PAY VS. PERFORMANCE
Pay vs. Performance Table

Pay vs. Performance Table

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (3)	Total Stockholder Return Value of Initial Fixed $100 Investment Based On (4) :		Net Income (5)	Adjusted EBITDA (5)
					Krispy Kreme, Inc.	S&P Consumer Discretionary
2021	$23,637,042	$28,259,408	$5,855,030	$7,455,217	$111.29	$112.01	$(14,843,000)	$187,945,000
2022	$2,138,714	$(10,787,406)	$1,082,981	$(3,310,398)	$60.71	$69.92	$(8,775,000)	$190,729,000

(1)	Michael Tattersfield served as the Principal Executive Officer (PEO) for the entirety of 2022, 2021 and 2020.

(2)	Our non-PEO named executive officers (NEOs) included:

a.	2022 - Joshua Charlesworth, Andrew Skehan David Skena, Matthew Spanjers, and Catherine Tang.

b.	2021 - Joshua Charlesworth, Andrew Skehan, Matthew Spanjers, and Catherine Tang.

(3)
Compensation “actually paid” is calculated in accordance with Item 402(v) of Regulation
S-K.
The table below sets forth each adjustment made during each year presented in the table to calculate the compensation “actually paid” to our NEOs during each year in the table.

(4)
For each year, total stockholder return for the Company and the peer group was calculated in accordance with Item 201(e) and Item 402(v) of Regulation
S-K.
For purposes of this pay versus performance disclosure, our peer group is the same peer group used for purposes of the performance graph included in Part II, Item 5 of our Annual Report on Form
10-K
for the Fiscal Year Ended January 1, 2023, namely, the Standard & Poor’s Consumer Discretionary Sector. The total return to stockholders reflects an initial $100 investment as of our IPO on July 1, 2021 through our fiscal year end date of January 1, 2023.

(5)	For a description of Adjusted EBITDA, see Compensation Discussion and Analysis – Elements of Compensation – Plan Design.
Compensation Actually Paid Table

Executives	Year	Summary Compensation Table Total	Deduct Summary Compensation Table Stock and Option Awards	Add FV of unvested awards granted in the FY (1)	Add FV change of unvested awards granted in PYs (1)	Add vested awards granted in the FY	Add FV change of vested awards granted in PYs (1)	Subtract FV of awards granted in PYs that failed to vest in the FY (1)	Add value of dividends or other earnings on unvested awards in the FY	Compensation Actually Paid
PEO	2021	$23,637,042	$16,138,304	$20,034,181	$454,389	$—	$272,100 (2)	$—	$—	$28,259,408
PEO	2022	$2,138,714	$999,998	$712,214	$(12,598,179)	$—	$(40,157)	$—	$—	$(10,787,406)
Other NEOs	2021	$5,855,030	$3,806,755	$4,728,962	$275,769	$—	$402,211	$—	$—	$7,455,217
Other NEOs	2022	$1,082,981	$460,002	$256,398	$(2,612,186)	$—	$(201,728)	$1,375,862	$—	$(3,310,398)

(1)
The Company’s IPO occurred on July 1, 2021. Stock and option awards were granted to our NEOs, and prior awards were cancelled as part of the IPO. These stock and option awards initial valuations are as follows:

a.	Stock awards: $17.00 as of July 1, 2021 (the offering price)

b.	Option awards: $6.10 as of May 1, 2021 (Black-Scholes model)

(2)
Michael Tattersfield had stock awards vest on May 18, 2021 that were granted in prior years. The Company valued equity awards semi-annually as a private company. Accordingly, the fair value of Mr. Tattersfield’s vested stock awards was $15.31 at the end of fiscal year 2020 and May 18, 2021.

2023 Proxy Statement  |  39

PAY VS. PERFORMANCE
Relationship Between Pay and Performance

Relationship Between Pay and Performance
The following graphs address the relationship between compensation “actually paid” as disclosed in the Pay vs. Performance Table and:

•	the Company’s cumulative TSR;
•	the peer group cumulative TSR;
•	the Company’s Net Income; and
•	the Company’s Adjusted EBITDA

40  |  Krispy Kreme, Inc.

PAY VS. PERFORMANCE
Relationship Between Pay and Performance

Tabular List of Financial Performance Measures
The following table lists the financial performance measures that we believe represent the most important financial performance measures used to link compensation actually paid to our NEOs for 2022 to Company performance. For more information, see “Executive Compensation – Compensation Discussion and Analysis.”

1.	Adjusted EBITDA Growth

2.	Net Revenue Growth

3.	Net Working Capital Improvement

2023 Proxy Statement  |  41

PROPOSAL 3:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board unanimously recommends you vote “FOR” the ratification of Grant Thornton LLP’s appointment as KKI’s independent registered public accounting firm for fiscal 2023.

The Audit Committee, which consists entirely of independent directors, is directly responsible for the appointment, compensation, retention, and oversight of the work of KKI’s independent registered public accounting firm. The Audit Committee is recommending ratification of its appointment of Grant Thornton LLP (“Grant Thornton”) as independent registered public accounting firm for fiscal year 2023. Grant Thornton has served as the independent registered public accounting firm of KKI since 2017. The Audit Committee and the Board believe that the continued retention of Grant Thornton to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

Although stockholder ratification of the Audit Committee’s appointment of Grant Thornton as the Company’s independent registered public accounting firm is not required by the Company’s By-Laws or otherwise, the Board is submitting the appointment of Grant Thornton to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider the appointment for fiscal year 2023. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during fiscal year 2023 if it is determined that such a change would be in the best interests of KKI and its stockholders.

A representative of Grant Thornton is expected to be present at the Annual Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm’s Fees

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories, were as follows:

(in thousands)	2022	2021

Audit Fees(1)	$2,073	$1,551

Audit-Related Fees(2)	$57	$18
Tax Fees(3)	$0	$41
All Other Fees(4)	$0	$0
Total	$2,130	$1,610

(1)

These amounts represent fees of Grant Thornton for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly Form 10-Q reports, the audit of internal controls over financial reporting, services rendered in connection with acquisitions and debt offerings and the services that an independent auditor would customarily provide in connection with statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as comfort letters, consents and assistance with review of documents filed with the SEC. Audit Fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of periodic consolidated financial statements and statutory audits that non-U.S. jurisdictions require. For purposes of this schedule, fees billed from non-U.S. jurisdictions in the currencies of such jurisdictions have been converted to U.S. dollars as of the date of the approval of such fees.

(2)	These amounts primarily represent fees of Grant Thornton for assistance in the U.K. and Australia with analysis of the structure of “rent certificates.”

(3)	These amounts represent fees of Grant Thornton for assistance in Mexico with tax considerations related to transfer pricing and Mexico labor reform.

Under the Audit Committee Charter, the Audit Committee has established pre-approval policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee in order to assure that the provision of such services does not impair the independence of the independent registered public accounting firm. The policy also provides that the Audit Committee may delegate pre-approval authority to the Chair of the Audit Committee, provided that the Chair reports any such pre-approval decisions to the full Audit Committee at its next meeting. The Audit Committee approved all audit and non-audit services provided in 2022 and 2021 in accordance with the Audit Committee’s policy and procedures. Additional information may be found in the Report of the Audit and Finance Committee that follows and Audit Committee Charter available on the Company’s website at https://investors.krispykreme.com/corporate-governance.

42  |  Krispy Kreme, Inc.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit and Finance Committee

Report of the Audit and Finance Committee

The members of the Audit and Finance Committee (“Audit Committee”) are Messrs. Deno, Michaels, Pleuhs, and Telfer. Mr. Deno is the Chair of our Audit Committee. The Board has affirmatively determined that Messrs. Deno, Michaels, Pleuhs, and Telfer meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 of the Securities Exchange Act of 1934 and the corporate governance standards of Nasdaq. The Board has also determined that Mr. Deno, the Chair of the Audit Committee is an “audit committee financial expert” within the meaning of the U.S. Securities and Exchange Commission (“SEC”) rules and has financial sophistication in accordance with Nasdaq listing standards.

The Audit Committee Charter sets forth the duties and responsibilities of the Audit Committee. The Audit Committee is primarily responsible for the oversight of the integrity of the Company’s financial reporting process and systems of internal controls (including the integrity of the Company’s financial statements and related disclosures), the Company’s compliance with legal and regulatory requirements, the independence, qualifications and performance of the Company’s independent auditors, and the Company’s internal audit activities.

Management has primary responsibility for the preparation of the financial statements, the completeness and accuracy of financial reporting, the overall system of internal control over financial reporting and the performance of the internal audit function. The Audit Committee has reviewed and discussed with management the Company’s audited financial statements and management’s evaluation and assessment of the effectiveness of internal control over financial reporting.

The Audit Committee engaged Grant Thornton LLP (“Grant Thornton”) as the independent registered public accounting firm for the fiscal year ended January 1, 2023, to be responsible for planning and conducting the audit of the financial statements and expressing an opinion on the fairness of the financial statements and their conformity with U.S. GAAP and for auditing of the Company’s internal control over financial reporting and expressing an opinion on its effectiveness. The Audit Committee has reviewed and discussed with Grant Thornton, with and without management present, the financial statement audit, Grant Thornton’s evaluation of effectiveness of internal control over financial reporting, the overall quality of financial reporting and disclosure, and other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Accounting Standards (“PCAOB”) and the SEC. The Audit Committee has reviewed and received from Grant Thornton the written disclosures and the letter required by the applicable PCAOB requirements regarding the Company’s communications with the Audit Committee concerning independence and discussed with Grant Thornton the firm’s independence from the Company and management.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended January 1, 2023, filed with the SEC on March 2, 2023.

The Audit and Finance Committee

David Deno, Chair

Paul S. Michaels

Gerhard Pleuhs

Philip Telfer

2023 Proxy Statement  |  43

OWNERSHIP OF OUR EQUITY SECURITIES

Directors and Executive Officers

The following table sets forth the number of shares of the Company’s common stock beneficially owned as of April 24, 2023 (the “Record Date”), by:

(i)	each director, director nominee, and the named executive officers, and

(ii)	all directors and current executive officers as a group. Unless otherwise indicated by footnote, the owner exercises sole voting and investment power over the shares listed.

Name	Amount of Beneficial Ownership of Common Stock	Percentage of Class
DIRECTORS
Marissa Andrada	—	*
Olivier Goudet(1)	2,087,812	1.2%
David Bell	45,394	*
David Deno	64,272	*
Paul Michaels(2)	520,840	*
Gerhard Pleuhs	—	*
Debbie S. Roberts	4,950	*
Lubomira Rochet	—	*
Philip Telfer	—	*
Michelle Weese	—	*
NAMED EXECUTIVE OFFICERS
Michael Tattersfield(3)	2,570,360	1.5%
Josh Charlesworth	447,667	*
David Skena	175,191	*
Matthew Spanjers	354,618	*
Catherine Tang	89,840	*
All Executive Officers and Directors as a Group (17 Persons)(4)	6,676,940	4.0%

*	Less than 1% of outstanding shares of Common Stock.

(1)

Includes (i) 2,087,812 shares held by Platin Holding S.à r.l., of which Mr. Goudet exercises sole investment power. The registered address for Platin Holdings is JAB Partners LLP, 14th Floor, 20 Eastbourne Terrace, London W26LG, United Kingdom.

(2)	Consist of 512,053 shares held by Cribb Investments, LLC, of which Mr. Michaels is the Manager.

(3)

Includes (i) 550,051 shares held in trust for the benefit of Mr. Tattersfield’s children and of which the trustee is his spouse, and (ii) 295 shares held by Mr. Tattersfield’s daughter. Mr. Tattersfield disclaims beneficial ownership of all securities owned by his daughter except to the extent of his pecuniary interest therein.

(4)

Includes (i) Jeremiah Ashukian, Chief Financial Officer; (ii) Joey Pruitt, Chief Accounting Officer; and (iii) Terri L. Zandhuis, Chief People Officer. List Ashukian? had no shares but was an officer as of the record date

44  |  Krispy Kreme, Inc.

OWNERSHIP OF OUR EQUITY SECURITIES

Beneficial Owners of More than 5% of Our Common Stock

Beneficial Owners of More than 5% of Our Common Stock

The following table provides information about the following entities known to the Company to be the beneficial owner of more than five percent of the Company’s outstanding common stock as of the Record Date.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership of Common Stock		Percentage of Class
JAB Indulgence B.V. Piet Heinkade 55 Amsterdam, 1019 GM The Netherlands	74,885,435	(1)	44.5%
BDT Capital Partners, LLC 401 N. Michigan Avenue Suite 3100 Chicago, Illinois 60611	14,044,029	(2)	8.4%

BNP Paribas Arbitrage, SNC 8 rue de Sofia Paris, France 75108	15,513,494	(3)	9.2%

(1)	Based on a Schedule 13D filed by JAB Indulgence B.V. with the SEC on March 1, 2023.

(2)	Based on the Company’s list of stockholders as of the 2022 Record Date, March 18, 2022.

(3)	Based on a Schedule 13G filed by BNP Paribas Arbitrage, SNC with the SEC on February 1, 2023.

2023 Proxy Statement  |  45

OTHER MATTERS

Q:    WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

A:      You are receiving this Proxy Statement because you are a record holder or beneficially own shares of KKI common stock that entitle you to vote at the 2023 Annual Meeting of Stockholders. Our Board of Directors is soliciting proxies to ensure that all of our stockholders can vote at the meeting, even if they cannot attend in person.

Q:    WHAT ITEMS OF BUSINESS WILL BE VOTED ON AT THE ANNUAL MEETING?

A:      At the Annual Meeting, you will be asked to vote on three proposals:

(1) to elect 11 directors to serve until the 2024 Annual Meeting of Stockholders;

(2) to approve the advisory resolution regarding KKI’s executive compensation; and

(3) to ratify the appointment of Grant Thornton as our independent registered public accounting firm for our fiscal year ending December 31, 2024.

We also will consider any other business that properly comes before the Annual Meeting.

Q:    WHEN AND WHERE IS THE ANNUAL MEETING?

A:      The Annual Meeting will be held virtually on June 22, 2023, at 10:00 a.m. Eastern Time, or at any adjournments thereof, for the purposes stated in the Notice of Annual Meeting of Stockholders.

Q:    HOW DO I ATTEND THE ANNUAL MEETING VIRTUALLY?

A:      We will host the 2023 Annual Meeting virtually via live webcast. Any stockholder can attend the Annual Meeting virtually at www.proxydocs.com/DNUT. The webcast will start at 10:00 a.m. Eastern Time. Stockholders may vote and submit questions while attending the Annual Meeting online. Instructions on how to attend and participate online are posted at www.proxydocs.com/DNUT. We encourage you to access the meeting prior to the start time to allow ample time to complete the online check-in process. If you received a printed copy of the proxy materials, or are a beneficial stockholder, you will need the control number included on your proxy card to be able to attend the Annual Meeting. If you are a beneficial stockholder, you may contact the bank, broker, or other institution where you hold your shares if you have questions about obtaining your control number.

If you encounter any technical difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Meeting log-in page.

Q:    WHY IS THE ANNUAL MEETING BEING HELD VIRTUALLY?

A:      Our Annual Meeting will be a virtual meeting of stockholders conducted via live webcast. By conducting our Annual Meeting solely online, we eliminate many of the costs associated with a physical meeting. In addition, we believe that hosting a virtual meeting facilitates stockholder attendance and participation by enabling stockholders to participate from any location around the world and improves our ability to communicate more effectively with our stockholders during the meeting. We have designed the virtual meeting to provide the same rights to participate as you would have at an in-person meeting, including providing opportunities to submit questions during the meeting.

Q:    HOW DOES THE BOARD RECOMMEND THAT I VOTE?

A:      The Board unanimously recommends that you vote FOR each director nominee in Proposal 1, FOR the advisory resolution regarding KKI’s executive compensation in Proposal 2, and FOR ratification of Grant Thornton’s appointment as the independent auditor in Proposal 3.

46  |  Krispy Kreme, Inc.

OTHER MATTERS

Q:    WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

A:      The following votes will be required to adopt each proposal:

Proposal 1: A nominee for director will be elected if the votes cast “FOR” such nominee exceed the votes cast “AGAINST” such nominee.

Proposal 2: The proposal will be approved if it is approved by the affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and which has actually voted.

Proposal 3: The proposal will be approved if it is approved by the affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and which has actually voted.

For the election of directors, a broker non-vote (as described below) or an abstention will not be counted as having been voted on the applicable proposal, and therefore will have no effect on the vote, assuming a quorum is present. For the other proposals, a broker non-vote will not be counted as having been voted on the applicable proposal, and therefore will have no effect on the vote, assuming a quorum is present. For the other proposals, an abstention will be counted as having been voted on the applicable proposal, and therefore will have the effect of a vote against the applicable proposal, assuming a quorum is present.

Q:    WHO CAN VOTE AT THE ANNUAL MEETING?

A:      The Board has fixed the close of business on April 24, 2023, as the record date for the Annual Meeting. This means that you are entitled to vote if you were a stockholder of record at the close of business on April 24, 2023.

On that date, we had 168,184,237 shares of common stock, par value $0.01 per share, issued and outstanding. A holder of shares of our common stock is entitled to one vote for each share of our common stock on all matters properly brought before the Annual Meeting.

Q:    HOW CAN I VOTE MY SHARES AT THE ANNUAL MEETING?

A:      We encourage you to complete and return a proxy, either online, by telephone or by mail, prior to the Annual Meeting. However, you may also vote at the Annual Meeting by virtually attending the Annual Meeting online at www.proxydocs.com/DNUT and voting your shares electronically online at www.proxypush.com/DNUT or voting your shares via telephone at 1-866-475-0865 at any time before the polls close at the Annual Meeting. You will need your control number included on your proxy card in order to be able to vote during the Annual Meeting. If you vote by proxy prior to the Annual Meeting and also virtually attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change or revoke your vote.

Q:    HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE VIRTUAL ANNUAL MEETING?

A:      Whether you hold shares directly as the stockholder of record or through a broker, trustee, or other nominee as the beneficial owner, you may direct how your shares are voted by proxy without attending the virtual Annual Meeting. There are three ways to vote by proxy:

•

By Internet — Stockholders who have received a paper copy of a proxy card or voting instruction form by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction form.

•

By Telephone — Stockholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-866-475-0865 and following the instructions. Stockholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting. Stockholders who are beneficial owners of their shares, but not stockholders of record, living in the United States or Canada and who have received a voting instruction form by mail may vote by phone by calling the number specified on the voting instruction form provided by their broker, trustee, or nominee. Those stockholders should check the voting instruction form for telephone voting availability.

•

By Mail — Stockholders who have received a paper copy of a proxy card or voting instruction form by mail may submit proxies by completing, signing, and dating their proxy card or voting instruction form and mailing it in the accompanying pre-addressed envelope.

2023 Proxy Statement  |  47

OTHER MATTERS

Telephone and Internet voting for stockholders of record will be available 24 hours a day until the polls close during the Annual Meeting. Votes cast by mail must be received in sufficient time to allow processing. Votes received by mail prior to the day of the Annual Meeting will be processed, but votes received the day of the Annual Meeting may not be processed depending on the time received. Shares represented by duly executed proxies in the accompanying proxy card or voting instruction form will be voted in accordance with the instructions indicated on such proxies or voting instruction forms and, if no such instructions are indicated thereon, will be voted (i) FOR each director nominee listed in the election proposal, (ii) FOR the approval of the advisory resolution to approve KKI’s executive compensation, and (iii) FOR the ratification of Grant Thornton’s appointment as the Company’s independent auditor.

Q:    WHAT IF I WANT TO CHANGE OR REVOKE MY VOTE?

A:      If you are a registered stockholder and have executed a proxy, you may revoke or change your proxy at any time prior to the completion of voting at the Annual Meeting by:

•	giving written notice to our Corporate Secretary revoking your proxy;

•	by submitting a later-dated proxy by telephone or electronically before the polls close during the Annual Meeting;

•	by a later-dated mailed proxy received before the polls close during the Annual Meeting; or

•	by voting online at the Annual Meeting.

Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. If your shares are held in the name of a broker, bank, or other holder of record, you should follow the voting instructions you receive from the holder of record to revoke your proxy or change your vote.

Q:    HOW MANY SHARES MUST BE PRESENT OR REPRESENTED TO CONDUCT BUSINESS AT THE ANNUAL MEETING?

A:      The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our common stock is necessary to constitute a quorum to transact business. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the bank, broker or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner.

Q:    WHAT IF I AM A BENEFICIAL OWNER AND I DO NOT GIVE MY NOMINEE VOTING INSTRUCTIONS?

A:      If your shares are held by a broker, trustee or other nominee on your behalf and you do not instruct the broker, trustee, or other nominee as to how to vote these shares on Proposal 1 or Proposal 2, the broker, trustee, or other nominee may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote,” and these shares will not be counted as having been voted on the applicable proposal and therefore will have no effect on the vote, assuming a quorum is present. Please instruct your broker, trustee, or other nominee so your vote can be counted. With respect to Proposal 3, the broker, trustee, or other nominee may exercise its discretion to vote for or against that proposal in the absence of your instruction.

Q:    HOW IS KKI DISTRIBUTING PROXY MATERIALS?

A:      Under SEC rules, we have elected to make our proxy materials available to the majority of our stockholders over the Internet rather than mailing paper copies of those materials to each stockholder. On or about April 28, 2022, we mailed to our stockholders (other than those who previously requested email or paper delivery) a Notice of Internet Availability containing instructions on how to access the proxy materials via the Internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice of Internet Availability instructs you on how to access the proxy materials and vote by going to a secure website.

If you received the Notice of Internet Availability by mail and would like to receive paper copies of the proxy materials in the mail on a one-time or ongoing basis, follow the instructions in the Notice of Internet Availability for

48  |  Krispy Kreme, Inc.

OTHER MATTERS

making this request. If you would like to receive an electronic copy of the proxy materials by email on a one-time or ongoing basis, follow the instructions in the Notice of Internet Availability for making this request.

Q:    WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE COPY OF THE PROXY MATERIALS?

A:      You may receive more than one copy of the proxy materials, including multiple paper copies of this Proxy Statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. If you hold your shares through a broker, trustee, or another nominee, rather than owning shares registered directly in your name, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are entitled to direct the voting of your shares by your intermediary. Your intermediary will forward the proxy materials to you with a voting instruction form or provide electronic access to the materials and to voting facilities. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction form that you receive.

Q:    WHO WILL PAY FOR THIS SOLICITATION?

A:      We will bear the cost of preparing, assembling, printing, and mailing this Proxy Statement and the enclosed proxy card and the cost of soliciting proxies related to the Annual Meeting. We will request brokers, trustees, or other nominees to solicit their customers who are beneficial owners of shares of common stock listed of record in the name of the broker, trustee or other nominee and will reimburse such brokers, trustees, or other nominees for their reasonable out-of-pocket expenses for such solicitation.

Q:    WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

A:      Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any reason any of our director nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:    I LIVE WITH OTHER KKI STOCKHOLDERS. WHY DID WE ONLY RECEIVE ONE COPY OF PROXY MATERIALS?

A:      If you have consented to the delivery of only one set of proxy materials, as applicable, to multiple KKI stockholders who share your address, then only one set of proxy materials will be delivered to your household unless we have received contrary instructions from one or more of the stockholders sharing your address. We will promptly deliver, upon oral or written request, a separate set of proxy materials to any stockholder at your address. If, now or in the future, you wish to receive a separate set of proxy materials, as applicable, you may contact in writing Broadridge Financial Solutions, Inc. Householding Department at 51 Mercedes Way, Edgewood, New York, 11717, or call 1-866-540-7095. We will promptly deliver a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy was delivered, if requested. If you would like to opt out of householding for future deliveries of proxy materials, please contact your broker, bank, or other nominee. Stockholders sharing an address who now receive multiple sets of proxy materials may request delivery of a single copy by calling Donnelley Financial Solutions at the above number or writing to Donnelley Financial Solutions at the above address.

Q:    HOW DO I PRESENT A PROPOSAL OR NOMINATE A CANDIDATE FOR THE BOARD OF DIRECTORS FOR THE 2024 ANNUAL MEETING?

A:      For a stockholder proposal to be considered by us for inclusion in our proxy statement and form of proxy relating to the annual meeting of stockholders to be held in 2024, the proposal must be received by us by December 29, 2023. Proposals for consideration for inclusion in our proxy statement must be sent to our principal executive offices, 2116 Hawkins Street, Charlotte, NC 28203, Attention: Corporate Secretary.

2023 Proxy Statement  |  49

OTHER MATTERS

Under our By-Laws, if a stockholder wishes to present other business or nominate a director candidate at the 2024 annual meeting, we must receive proper written notice at our principal executive offices of any such business or nomination not later than 90 days nor earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders for such notice to be timely. However, in the event that the date of the annual meeting of stockholders is more than 30 days before or more than 60 days after the anniversary date, the notice must be delivered not earlier than the 120th day prior to such annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting of stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made. Assuming the 2024 annual meeting of stockholders is held not more than 30 days before or 60 days after the anniversary of this Annual Meeting, a proposal for the 2024 annual meeting of stockholders, not included by or at the direction of the Board, must be received no earlier than February 22, 2024, and before the close of business on March 24, 2024. Stockholder proposals must be sent to our principal executive offices, 2116 Hawkins Street, Charlotte, NC 28203, Attention: Corporate Secretary. To be in proper written form, a stockholder’s notice to the Company of a director nomination must include the information set forth in Section 2.06 or 2.07, as applicable, of our By-Laws. If a stockholder does not meet these deadlines, or does not satisfy the requirements of our By-Laws, such matters will not be considered at the annual meeting.

50  |  Krispy Kreme, Inc.

APPENDIX A — NON-GAAP FINANCIAL MEASURES

This Proxy Statement includes certain non-GAAP financial measures, including organic revenue growth, Adjusted EBITDA, Adjusted Net Income, and Sales per Hub, which differ from results using U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently than we do or may not calculate them at all. Additionally, these non-GAAP financial measures are not measurements of financial performance under GAAP. To facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto filed with the SEC.

To the extent that the Company provides guidance, it does so only on a non-GAAP basis. The Company does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, such as net income and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Reconciliation of Non-GAAP Financial Measures

Krispy Kreme, Inc.

Reconciliation of Non-GAAP Financial Measures

(unaudited and in thousands, except per share amounts)

	Fiscal Years Ended
(in thousands)	January 1, 2023	January 2, 2022
Net loss	$(8,775)	$(14,843)
Interest expense, net	34,102	32,622
Interest expense — related party(1)	—	10,387
Income tax expense	612	10,745
Depreciation and amortization expense	110,261	101,608
Share-based compensation	18,170	22,923
Employer payroll taxes related to share-based compensation	312	2,044
Other non-operating expense, net(2)	3,036	2,191
BST strategic initiatives(3)	2,841	—
Acquisition and integration expenses(4)	2,333	5,255
New market penetration expenses(5)	1,511	—
Shop closure expenses(6)	19,465	2,766
Restructuring and severance expenses(7)	7,125	1,733
IPO-related expenses(8)	—	14,534
Gain on sale-leaseback	(6,549)	(8,673)
Other(9)	6,285	4,653
Adjusted EBITDA	$190,729	$187,945

2023 Proxy Statement  |  A-1

	Fiscal Years Ended
(in thousands)	January 1, 2023	January 2, 2022
Segment Adjusted EBITDA:
U.S. and Canada	$118,483	$107,571
International	75,512	81,422
Market Development	44,421	40,824
Corporate	(47,687)	(41,872)
Total Adjusted EBITDA	$190,729	$187,945

Net loss	$(8,775)	$(14,843)
Interest expense — related party(1)	—	10,387
Share-based compensation	18,170	22,923
Employer payroll taxes related to share-based compensation	312	2,044
Other non-operating expense, net(2)	3,036	2,191
BST strategic initiatives(3)	2,841	—
Acquisition and integration expenses(4)	2,333	5,255
New market penetration expenses(5)	1,511	—
Shop closure expenses(6)	19,715	2,766
Restructuring and severance expenses(7)	7,125	1,733
IPO-related expenses(8)	—	14,534
Gain on sale-leaseback	(6,549)	(8,673)
Other(9)	6,285	4,653
Amortization of acquisition related intangibles(10)	28,456	29,803
KKI Term Loan Facility interest and debt issuance costs(11)	—	2,448
Tax impact of adjustments(12)	(14,609)	(12,434)
Tax specific adjustments(13)	(2,876)	3,936
Net income attributable to noncontrolling interest	(6,847)	(9,663)
Adjustment to adjusted net income attributable to common shareholders	(374)	(1,468)
Adjusted net income attributable to common shareholders—Basic	$49,754	$55,592
Additional income attributed to noncontrolling interest due to subsidiary potential common shares	(143)	(122)
Adjusted net income attributable to common shareholders—Diluted	$49,611	$55,470
Basic weighted average common shares outstanding	167,471	147,655
Dilutive effect of outstanding common stock options and RSUs	2,005	2,671
Diluted weighted average common shares outstanding	169,476	150,326
Adjusted net income per share attributable to common shareholders:
Basic	$0.30	$0.38
Diluted	$0.29	$0.37

(1)	Consists of interest expense related to the Related Party Notes which were paid off in full during the second quarter of fiscal 2021.

(2)	Primarily foreign translation gains and losses in each period.

(3)

Fiscal 2022 consists mainly of equipment disposals, equipment relocation and installation, consulting and advisory fees, and other costs associated with our shift of Branded Sweet Treat Line manufacturing capability from Burlington, Iowa to Winston-Salem, North Carolina.

(4)

Consists of acquisition and integration-related costs in connection with the Company’s business and franchise acquisitions, including legal, due diligence, consulting and advisory fees incurred in connection with acquisition-related activities for the applicable period.

(5)	Consists of start-up costs associated with entry into new countries for which the Company’s brands have not previously operated, including the Insomnia Cookies brand entering Canada and the U.K.

(6)	Includes lease termination costs, impairment charges, and loss on disposal of property, plant, and equipment.

A-2  |  Krispy Kreme, Inc.

(7)

Fiscal 2022 consists of costs associated with restructuring of the global and U.S. executive teams. Fiscal 2021 consists of severance and related benefits costs associated with the Company’s realignment of the Company Shop organizational structure to better support the DFD and Branded Sweet Treat Line businesses.

(8)	Includes consulting and advisory fees incurred in connection with preparation for and execution of the Company’s IPO.

(9)

Fiscal 2022 and fiscal 2021 consist primarily of legal expenses incurred outside the ordinary course of business, including the net settlement of approximately $3.3 million negotiated with TSW Foods, LLC in fiscal 2022.

(10)	Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the Consolidated Statements of Operations.

(11)

Includes interest expense and debt issuance costs incurred and recognized as expenses in connection with the extinguishment of the KKI Term Loan Facility within four business days of receipt of the net proceeds from the IPO.

(12)

Tax impact of adjustments calculated applying the applicable statutory rates. The Company’s adjusted effective tax rate is 24.1% and 22.4% for the fiscal years 2022 and 2021, respectively. Fiscal 2022 includes the impact of disallowed executive compensation expense and a discrete tax benefit related to a legal accrual. Fiscal 2021 includes the impact of disallowed executive compensation expense incurred in connection with the IPO.

(13)

Fiscal 2022 consists of the recognition of previously unrecognized tax benefits unrelated to ongoing operations, as well as benefits attributable to multiple tax years due to lapse of the statute of limitations. Fiscal 2022 also include the effect of discrete adjustments to the Company’s deferred tax liabilities that are unrelated to the Company’s ongoing operations. Fiscal 2021 consists primarily of the effect of tax law changes on existing temporary differences.

2023 Proxy Statement  |  A-3

Krispy Kreme, Inc.

Segment Reporting

(unaudited and in thousands, except percentages or otherwise stated)

	Fiscal Years Ended
	January 1, 2023	January 2, 2022	January 3, 2021
Net revenues:
U.S. and Canada	$1,033,125	$928,413	$782,717
International	365,916	332,995	230,185
Market Development	130,857	122,983	109,134
Total net revenues	$1,529,898	$1,384,391	$1,122,036

Full Year 2022 Organic Revenue	U.S. and Canada	International	Market Development	Total Company

Total net revenues in fiscal 2022 (52 weeks)	$1,033,125	$365,916	$130,857	$1,529,898
Total net revenues in fiscal 2021 (52 weeks)	928,413	332,995	122,983	1,384,391
Total Net Revenue Growth	104,712	32,921	7,874	145,507
Total Net Revenue Growth %	11.3%	9.9%	6.4%	10.5%
Less: Impact of shop optimization program closures	(1,374)	—	—	(1,374)
Adjusted net revenues in fiscal 2021	927,039	332,995	122,983	1,383,017
Adjusted Net Revenue Growth	106,086	32,921	7,874	146,881
Impact of acquisitions	(24,391)	—	6,899	(17,492)
Impact of foreign currency translation	2,299	26,052	8,991	37,342
Organic Revenue Growth	$83,994	$58,973	$23,764	$166,731
Organic Revenue Growth %	9.1%	17.7%	19.3%	12.1%

Full Year 2021 Organic Revenue	U.S. and Canada	International	Market Development	Total Company

Total net revenues in fiscal 2021 (52 weeks)	$928,413	$332,995	$122,983	$1,384,391
Total net revenues in fiscal 2020 (53 weeks)	782,717	230,185	109,134	1,122,036
Total Net Revenue Growth	$145,696	$102,810	$13,849	$262,355
Total Net Revenue Growth %	18.6%	44.7%	12.7%	23.4%
Less: Impact of 53rd week	(15,615)	(3,287)	(1,603)	(20,505)
Adjusted net revenues in fiscal 2020	767,102	226,898	107,531	1,101,531
Adjusted Net Revenue Growth	161,311	106,097	15,452	282,860
Impact of acquisitions	(119,377)	—	(4,175)	(123,552)
Impact of foreign currency translation	—	(22,391)	543	(21,848)
Organic Revenue Growth	$41,934	$83,706	$11,820	$137,460
Organic Revenue Growth %	5.5%	36.9%	11.0%	12.5%

A-4  |  Krispy Kreme, Inc.

	Fiscal Years Ended
Sales per Hub	January 1, 2023 (52 weeks)	January 2, 2022 (52 weeks)	January 3, 2021 (53 weeks)

U.S. and Canada:
Revenues	$1,033,125	$928,413	$782,717
Non-Fresh Revenues (1)	(38,380)	(37,311)	(128,619)
Fresh Revenues from Insomnia Cookies and Hubs without Spokes (2)	(407,558)	(415,768)	(323,079)
Sales from Hubs with Spokes	587,187	475,334	331,019
Sales per Hub (millions)	4.6	4.0	3.5
International:
Sales from Hubs with Spokes (3)	$365,916	$332,995	$230,185
Sales per Hub (millions)	9.8	9.1	6.4

(1)	Includes legacy wholesale business revenues and Branded Sweet Treat Line revenues.

(2)	Includes Insomnia Cookies revenues and Fresh Revenues generated by Hubs without Spokes.

(3)	Total International net revenues is equal to Fresh Revenues from Hubs with Spokes for that business segment.

2023 Proxy Statement  |  A-5

KRISPY KREME | 2116 HAWKINS STREET | CHARLOTTE, NC 28203 USA

Krispy Kreme
DOUGHNUTS
HOT
ORIGINAL GLAZED
NOW
glaze for days
DELIVERED fresh DAILY
START HERE
KRISPY KREME

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: www.proxypush.com/DNUT
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote
PHONE Call: 1-866-475-0865
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign, and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

Krispy Kreme, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 24, 2023

TIME: Tuesday, June 22, 2023, at 10:00 AM, Eastern Time
PLACE: Annual Meeting to be held live via the Internet - please visit
www.proxydocs.com/DNUT for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Catherine Tang, Chief Legal Officer and Corporate Secretary, and Dean Brazier, Senior Corporate Counsel and Assistant Corporate Secretary (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Krispy Kreme, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Krispy Kreme, Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL				BOARD OF DIRECTORS RECOMMENDS
1. To elect 11 directors to hold office for a one-year term and until their respective successors shall have been duly elected and qualified;

	FOR	AGAINST	ABSTAIN
1.01 Michael Tattersfield	☐	☐	☐	FOR

1.02 Olivier Goudet	☐	☐	☐	FOR

1.03 Marissa Andrada	☐	☐	☐	FOR

1.04 David Bell	☐	☐	☐	FOR

1.05 David Deno	☐	☐	☐	FOR

1.06 Paul Michaels	☐	☐	☐	FOR

1.07 Gerhard Pleuhs	☐	☐	☐	FOR

1.08 Debbie Roberts	☐	☐	☐	FOR

1.09 Lubomira Rochet	☐	☐	☐	FOR

1.10 Philip Telfer	☐	☐	☐	FOR

1.11 Michelle Weese	☐	☐	☐	FOR

	FOR	AGAINST	ABSTAIN
2. To approve an advisory resolution regarding KKI’s executive compensation;	☐	☐	☐	FOR

	FOR	AGAINST	ABSTAIN
3. To ratify the appointment of Grant Thornton as KKI’s independent registered public accounting firm for fiscal year 2023; and	☐	☐	☐	FOR

4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

You must register to attend the meeting online and/or participate at www.proxydocs.com/DNUT

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date